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                                                                       EXHIBIT 2

                          AGREEMENT AND PLAN OF MERGER
                                     DATED
                               DECEMBER 23, 1993
                                     AMONG
                                MEDTRONIC, INC.,
                             MDT ACQUISITION CORP.
                                      AND
                              ELECTROMEDICS, INC.
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                          AGREEMENT AND PLAN OF MERGER

    THIS AGREEMENT dated December 23, 1993, among Electromedics, Inc., a Colorado corporation ("Electromedics"), Medtronic, Inc., a Minnesota corporation ("Medtronic"), and MDT Acquisition Corp., a Minnesota corporation and a wholly owned subsidiary of Medtronic ("Merger Subsidiary").

    WHEREAS, the Boards of Directors of Medtronic, Merger Subsidiary and Electromedics have each determined that it is in the best interests of their respective shareholders for Medtronic to acquire Electromedics upon the terms and subject to the conditions set forth herein;

    WHEREAS, the Merger, as defined in Section 1.1.1, is structured to qualify as a tax-free reorganization as defined in Sections 368(a) (1) (A) and (a) (2)
(D) of the Internal Revenue Code of 1986, as amended (the "Code"); and

    WHEREAS, in furtherance of such acquisition, the Boards of Directors of Medtronic, Merger Subsidiary and Electromedics have each approved the merger of Electromedics with and into Merger Subsidiary in accordance with the Colorado Corporation Code ("Colorado Law") and the Minnesota Business Corporation Act (the "MBCA") and upon the terms and subject to the conditions set forth herein;

    WHEREAS, Electromedics entered into an Agreement and Plan of Merger, dated December 6, 1993, with St. Jude Medical, Inc. ("SJM") and SJM Acquisition Corp. (the "St. Jude Agreement") and

    WHEREAS, the Board of directors of Electromedics, Inc., in the exercise of their fiduciary duties, have determined that it is in the best interest of Electromedics, Inc. and its shareholders that Electromedics, Inc. enter into this Agreement and Plan of Merger based upon information available to the Board as of the date of this Agreement.

    The parties hereto agree as follows:

1.  THE MERGER

    1.1  THE MERGER.

    1.1.1 Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.1.2), Electromedics shall be merged with and into Merger Subsidiary (the "Merger") in accordance with Colorado Law and the MBCA, whereupon the separate existence of Electromedics shall cease, and Merger Subsidiary shall continue as the surviving corporation (the "Surviving Corporation") under the name of Electromedics, Inc. as set forth in Section 2.

    1.1.2 As soon as practicable after satisfaction of, or to the extent permitted hereunder, waiver of, all conditions to the Merger, the parties hereto shall cause the Merger to be consummated by filing Articles of Merger with the Secretaries of State of the States of Colorado and Minnesota, in such form as required by, and executed in accordance with the relevant provisions of, Colorado Law and the MBCA and the parties hereto shall make all other filings or recordings required by Colorado Law and the MBCA in connection with the Merger. The Merger shall become effective at such time as the Articles of Merger are duly filed with the Secretaries of State of the States of Colorado and Minnesota or, if agreed to by Medtronic and Electromedics, such later date set forth in the Articles of Merger (the "Effective Time").

    1.1.3 At the Effective Time, (i) the separate existence of Electromedics shall cease and Electromedics shall be merged with and into Merger Subsidiary, which shall be the Surviving Corporation; (ii) the directors and the officers of the Surviving Corporation shall be the same as the directors and officers, respectively, of Merger Subsidiary immediately prior to the Merger; (iii) the Articles of Incorporation and Bylaws of the Surviving Corporation shall be the same as the Articles of Incorporation and Bylaws, respectively, of Merger Subsidiary immediately prior to the Merger; and (v) the Merger shall, from and after the Effective Time, have all of the effects provided by applicable law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the

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property, rights, privileges,  powers and  franchises of  Merger Subsidiary  and
Electromedics   shall  vest  in  the   Surviving  Corporation,  and  all  debts,
liabilities and duties of Merger Subsidiary and Electromedics shall become the debts, liabilities and duties of the Surviving Corporation.

    1.2 CONVERSION OF SHARES. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any share of capital stock of Electromedics or Merger Subsidiary:

        1.2.1 Subject to the provisions of Sections 1.3 and 1.4 hereof, each share of common stock of Electromedics, par value $.05 per share (the "Electromedics Common Stock"), issued and outstanding immediately prior thereto (except for Dissenting Shares (as defined in Section 1.6 hereof) and except for shares referred to in Section 1.2.2 hereof) shall be converted into the right to receive, at the election of the holder, either:

           1.2.1.1 the number of shares (the "Conversion Ratio") of common stock of Medtronic, par value $.10 per share ("Medtronic Common Stock"), equal to $6.875 divided by the Average Market Price. Each such share of Medtronic Common Stock shall be fully paid and nonassessable. The "Average Market Price" shall be equal to the average of the daily closing sale prices of Medtronic Common Stock as reported on the New York Stock Exchange ("NYSE") Composite Tape, as reported in the Wall Street Journal, for the ten consecutive NYSE trading days ending on and including the third trading day immediately preceding the Effective Time, but not less than $68 per share or more than $98 per share; or

           1.2.1.2  $6.875 in cash (without interest).

    The $6.875 amount per share of Electromedics Common Stock, payable in cash or shares of Medtronic Common Stock as provided above, shall be reduced if the sum of the number of shares of Electromedics Common Stock outstanding at the Effective Time plus the number of shares subject to outstanding options at the Effective Time exceeds 14,801,264 such shares. In such event, the amount per share shall be equal to (a) $101,758,690 minus the aggregate exercise price of all options outstanding as of the date of this Agreement plus the aggregate exercise price of all options outstanding at the Effective Time divided by (b) such sum of the number of shares of Electromedics Common Stock outstanding at the Effective Time plus the number of shares subject to options then outstanding. An appropriate and proportionate adjustment shall similarly be made in the event that, prior to the Effective Time, the outstanding shares of Electromedics Common Stock, without new consideration, are changed into or exchanged for a different kind of shares or securities through a reorganization, reclassification, stock dividend or other like change in Electromedics's capitalization;
    PROVIDED, HOWEVER, that nothing in this sentence shall be deemed to constitute authorization or permission for or consent to any such change in capitalization from Medtronic or Merger Subsidiary.

        1.2.2 Each share of Electromedics Common Stock that is held in the treasury of Electromedics or which is then owned beneficially or of record by Medtronic, Merger Subsidiary or any direct or indirect subsidiary of Medtronic or Electromedics shall be cancelled without payment of any consideration therefor and without any conversion thereof.

        1.2.3 Each share of any other class of capital stock of Electromedics (other than Electromedics Common Stock) shall be cancelled without payment of any consideration therefor and without any conversion thereof.

        1.2.4 Each share of common stock of Merger Subsidiary (the "Merger Subsidiary Common Stock"), issued and outstanding immediately prior thereto shall remain outstanding. From and after the Effective Time, each outstanding certificate theretofore representing shares of Merger Subsidiary Common Stock shall be deemed for all purposes to evidence ownership of and to represent the same number of shares of common stock of the Surviving Corporation.

    1.3 ELECTION PROCEDURES. Each holder of Electromedics Common Stock (other than holders of shares of Electromedics Common Stock to be cancelled as set forth in Section 1.2.2) shall have the

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right to  submit  a  request,  in  accordance  with  the  following  procedures, specifying the number of shares of Electromedics Common Stock that such holder desires to have converted into the right to receive Medtronic Common Stock in the Merger and the number of shares of Electromedics Common Stock that such holder desires to have converted into the right to receive cash in the Merger.

        1.3.1 Each holder of Electromedics Common Stock may specify in a request made in accordance with the provisions of this Section 1.3 (herein called an "Election"):

           1.3.1.1 the number of shares of Electromedics Common Stock owned by such holder that such holder desires to have converted into a right to receive cash in the Merger ("Cash Election"); and

           1.3.1.2 the number of shares of Electromedics Common Stock owned by such holder that such holder desires to have converted into Medtronic Common Stock in the Merger ("Stock Election").

        1.3.2 Medtronic shall authorize one or more persons to receive Elections and to act as Exchange Agent hereunder (the "Exchange Agent") pursuant to an agreement or agreements satisfactory to Medtronic and Electromedics.

        1.3.3 Medtronic and Electromedics shall prepare a form (the "Election Form") pursuant to which each holder of Electromedics Common Stock may make an Election. The Election Form shall be mailed to holders of record of Electromedics Common Stock on the record date for the Electromedics Shareholders Meeting, together with the Proxy Statement and Prospectus, as defined in Section 5.2. Persons who become holders of Electromedics Common Stock after the record date for the Electromedics Shareholders Meeting will be able to obtain Election Forms from the Exchange Agent prior to the Election Deadline upon request. The "Election Deadline" means 5:00 p.m. local time in the city in which the Exchange Agent is located, on the fifth business day prior to the date of the Electromedics Shareholders Meeting; except that, if the Electromedics Shareholders Meeting is postponed or adjourned without adoption of this Agreement and approval of the Merger, the "Election Deadline" will mean 5:00 p.m. local time in the city in which the Exchange Agent is located, on the fifth business day prior to the date of the postponed or adjourned meeting at which this Agreement is adopted and the Merger is approved. To be effective, an Election Form must be properly completed, signed (with the signature thereon guaranteed if required by the Election Form), and submitted to the Exchange Agent, along with the certificates representing the Electromedics Common Stock as to which the holder is making the election (or a guarantee of delivery of such certificates in the form customarily used in transactions of this nature from a member of any national securities exchange or the National
    Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States, provided that such certificates are in fact delivered by the time set forth in such guarantee of delivery), no later than the Election Deadline. Failure to deliver shares covered by such a guaranty of delivery within five business days after the Election Deadline shall be deemed to invalidate any otherwise properly made Election. Any Election relating to shares of Electromedics Common Stock with respect to which the holder thereof has filed and not withdrawn as of the Effective Time a written demand for payment of the fair value of Electromedics Common Stock in accordance with the provisions of Section 1.6 hereof shall be deemed to have been automatically revoked as of the Election Deadline.

           1.3.3.1 Notwithstanding anything herein to the contrary, a combined Election Form containing a single Election (a "Combined Election Form") may be submitted by two or more holders of shares of Electromedics Common Stock either of whom may be deemed constructively to own the other's shares of Electromedics Common Stock by reason of the ownership attribution rules of Section 318 of the Code. Any Combined Election Form and any change or revocation in such Combined Election Form must be signed by or on behalf of all holders of the Electromedics Common Stock covered thereby. For purposes of this Article 1, all shares of

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       Electromedics  Common Stock  covered by  a single  Combined Election Form held by holders of Electromedics Common Stock submitting such Combined Election Form will be treated as being held by a single holder.

           1.3.3.2 Any holder of Electromedics Common Stock may at any time on or before the Election Deadline change such holder's Election by written notice received by the Exchange Agent on or before the Election Deadline accompanied by a properly completed, revised Election Form.

           1.3.3.3 Any holder of Electromedics Common Stock may at any time on or before the Election Deadline revoke such holder's Election by written notice received by the Exchange Agent on or before the Election Deadline or by withdrawal on or before the Election Deadline of such holder's certificates for Electromedics Common Stock or of the guaranty of delivery of such certificates, previously deposited with the Exchange Agent. Within five business days of receipt of the revocation, the Exchange Agent will mail to the holder the certificates previously deposited with the Exchange Agent.

           1.3.3.4 As used in this Agreement, "holders" of Electromedics Common Stock shall mean record holders of shares of Electromedics Common Stock. Record holders who hold such shares only as nominees, trustees or in other representative capacities ("Representatives") may submit a separate Election Form for each beneficial owner for whom any such record holder is a nominee; PROVIDED, HOWEVER, that, at the request of Medtronic, such Representative shall certify to the satisfaction of Medtronic that such record holder holds such shares as nominee, trustee or in another representative capacity for the beneficial owner thereof and that each such Election Form covers all the shares of Electromedics Common Stock held by such Representative for a particular beneficial owner. For purposes of this Agreement, each beneficial owner for which an Election Form is submitted will be treated as a separate holder of shares.

           1.3.3.5 Medtronic and Electromedics shall have the right (which right may be delegated to the Exchange Agent in whole or in part) jointly to make rules not inconsistent with the terms of this Agreement governing the validity of the Election Forms, the manner and extent to which Elections are to be taken into account in making the determinations prescribed by Section 1.4, the issuance and delivery of certificates for Medtronic Common Stock into which Electromedics Common Stock is converted in the Merger, and the payment for shares of Electromedics Common Stock converted into the right to receive cash in the Merger. All such rules and determinations thereunder shall be final and binding on all holders of shares of Electromedics Common Stock.

    1.4 SELECTION OF ELECTROMEDICS COMMON STOCK. The manner in which each share of Electromedics Common Stock (other than shares of Electromedics Common Stock to be cancelled as set forth in Section 1.2.2 and other than Dissenting Shares) shall be converted at the Effective Time into either cash or Medtronic Common Stock shall be as set forth below in this Section 1.4.

        1.4.1 As more fully set forth below, the aggregate number of shares of Electromedics Common Stock to be converted into the right to receive cash in the Merger (the "Cash Conversion Number") shall be not greater than (i) 50% of the number of shares of Electromedics Common Stock outstanding immediately prior to the Effective Time minus (ii) the sum of (A) any shares of Electromedics Common Stock owned by Medtronic or any subsidiary of Medtronic, (B) the number of shares of Electromedics Common Stock redeemed by Electromedics, if any, after January 1, 1993 prior to the Effective Time (provided, nothing in this sentence shall be deemed to constitute authorization or permission for or consent to any such stock redemptions by Electromedics), and (C) the aggregate number of shares of Electromedics Common Stock, if any, as to which the holders of such shares have filed and not withdrawn a written demand for payment of the fair value of Electromedics Common Stock pursuant to the provisions of Section 1.6 hereof or otherwise withdrawn or lost their rights to appraisal before the Effective Time.

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        1.4.2   If  Cash  Elections are  received  for  a number  of  shares  of
    Electromedics Common Stock which is equal to or less than the Cash Conversion Number, then each share of Electromedics Common Stock for which a Cash Election has been made shall be converted into a right to receive cash in the Merger.

        1.4.3 If Cash Elections are received for a number of shares of Electromedics Common Stock which is more than the Cash Conversion Number, then the shares of Electromedics Common Stock for which a holder has made a Cash Election shall be converted into a right to receive cash and Medtronic Common Stock in the following manner:

           1.4.3.1 A cash proration factor (the "Cash Proration Factor") shall be determined by dividing the Cash Conversion Number by the total number of shares of Electromedics Common Stock with respect to which effective Cash Elections were made.

           1.4.3.2 The number of shares of Electromedics Common Stock covered by each Cash Election to be converted into the right to receive cash shall be determined by multiplying the Cash Proration Factor by the total number of shares of Electromedics Common Stock covered by such Cash Election, rounded to the next lowest whole number.

           1.4.3.3 Shares of Electromedics Common Stock covered by a Cash Election and not converted into a right to receive cash as set forth above shall be converted into Medtronic Common Stock in the Merger.

           1.4.3.4   The cash  proration method provided  in Section 1.4.3.1 and
       1.4.3.2 may be modified by Electromedics if a different method would facilitate one or more of the Electromedics' shareholders qualifying for capital gain treatment with respect to the cash received in the Merger.

        1.4.4 Each share of Electromedics Common Stock for which a Stock Election has been made shall be converted into the right to receive Medtronic Common Stock in the Merger.

        1.4.5 Outstanding shares of Electromedics Common Stock (other than shares of Electromedics Common Stock to be cancelled as set forth in Section
    1.2.2 and other than Dissenting Shares) as to which an Election is not in effect on the Election Deadline shall be called "Non-Electing Electromedics Shares." If Medtronic and Electromedics determine for any reason that any Election was not properly made (or timely received by the Exchange Agent) with respect to shares of Electromedics Common Stock, as set forth in
    Section 1.3 hereof or otherwise, such Election shall be deemed to be not in effect and shares of Electromedics Common Stock covered by such election shall, for purposes hereof, be deemed to be Non-Electing Electromedics Shares. Each Non-Electing Electromedics Share shall be converted into the right to receive Medtronic Common Stock in the Merger.

    1.5  EXCHANGE OF ELECTROMEDICS COMMON STOCK.

    1.5.1 Promptly after completion of the election and allocation procedures set forth in Sections 1.3 and 1.4, Medtronic will deposit or cause to be deposited with the Exchange Agent the amount of cash and certificates representing the shares of Medtronic Common Stock payable to the holders of Electromedics Common Stock pursuant to Section 1.2 (as modified by Sections 1.3 and 1.4), based on the number of shares of Electromedics Common Stock (A) covered by a Cash Election and converted into cash pursuant to Sections 1.4.2 or 1.4.3.2, (B) covered by a Cash Election and converted into Medtronic Common Stock pursuant to Section 1.4.3.3, (C) covered by a Stock Election and converted into Medtronic Common Stock pursuant to Section 1.4.4, (D) deemed to be Non-Electing Electromedics Shares and converted into Medtronic Common Stock pursuant to Section 1.4.5, and (E) converted into fractional shares of Medtronic Common Stock and paid in cash pursuant to Section 1.5.7. The Exchange Agent may invest portions of the cash deposited with it, provided that such investments shall be in obligations of or guaranteed by the United States of America, in commercial paper, obligations receiving the highest rating from either Moody's Investors Service, Inc.

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or  Standard & Poors Corporation, or in certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $250,000,000 or in money market funds that are invested substantially in any such investments. Any net profit resulting from, or interest or income produced by, such investments shall be payable to Medtronic.

    1.5.2 As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record (other than Medtronic, Merger Subsidiary, Electromedics or any subsidiary of Medtronic or Electromedics, and other than holders of Dissenting Shares, as defined in Section 1.6 below) of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Electromedics Common Stock (the "Certificates"), to the extent not previously surrendered with an Election Form or pursuant to a guaranty of delivery, a form letter of transmittal (which shall specify that delivery shall be effective, and risk of loss and title to the Certificate(s) shall pass, only upon delivery of the Certificate(s) to the Exchange Agent) and instructions for such holder's use in effecting the surrender of the Certificates in exchange for certificates representing shares of Medtronic Common Stock.

    1.5.3 As soon as practicable after the Effective Time, the Exchange Agent shall distribute to holders of shares of Electromedics Common Stock, upon surrender to the Exchange Agent (to the extent not previously surrendered with an Election Form or pursuant to a guaranty of delivery) of one or more Certificates for cancellation, together with a duly-executed letter of transmittal, if applicable pursuant to Section 1.5.2, (i) a bank check in the amount of cash into which the shares represented by the Certificate(s) shall have been converted pursuant to Sections 1.4.2, 1.4.3.2, and 1.5.7, and (ii) one or more certificates representing the number of whole shares of Medtronic Common Stock into which the shares represented by the Certificate(s) shall have been converted pursuant to Sections 1.4.3.3, 1.4.4, and 1.4.5, and the Certificate(s) so surrendered shall be cancelled. In no event shall the holder of any such surrendered Certificates be entitled to receive interest on any of the funds received in the Merger. In the event of a transfer of ownership of Electromedics Common Stock that is not registered in the transfer records of Electromedics, it shall be a condition to the payment of cash and/or issuance of shares of Medtronic Common Stock pursuant to the above-described Sections that the Certificate so surrendered shall be properly endorsed or be otherwise in proper form for transfer and that such transferee shall (i) pay to the Exchange Agent any transfer or other taxes required, or (ii) establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

    1.5.4 No dividends or other distributions declared after the Effective Time with respect to Medtronic Common Stock and payable to the holders of record thereof after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Medtronic Common Stock represented thereby until the holder of record shall surrender such Certificate. Subject to the effect, if any, of applicable law, after the subsequent surrender and exchange of a Certificate, the holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, that previously became payable with respect to shares of Medtronic Common Stock represented by such Certificate.

    1.5.5 All cash paid and shares of Medtronic Common Stock issued upon the surrender for exchange of Electromedics Common Stock in accordance with the terms hereof (including any cash paid for fractional shares pursuant to Section
1.5.7 hereof) shall be deemed to have been paid or issued, as applicable, in full satisfaction of all rights pertaining to such shares of Electromedics Common Stock.

    1.5.6 After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Electromedics Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented to the Surviving Corporation, they shall be deemed to be Electromedics Non-Electing Shares as provided in Section 1.4.5 and shall be cancelled and exchanged as provided in this Article 1. As of the Effective Time, the holders of Certificates representing shares of Electromedics Common Stock shall cease to have any rights as shareholders of Electromedics, except

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such rights,  if any,  as they  may have  pursuant to  Colorado Law.  Except  as provided above, until such certificates are surrendered for exchange, each such Certificate shall, after the Effective Time, represent for all purposes only the right to receive the number of whole shares of Medtronic Common Stock into which the shares of Electromedics Common Stock shall have been converted by the Merger as provided in Sections 1.2.1 and 1.4.5 hereof and the right to receive the cash value of any fraction of a share of Medtronic Common Stock as provided in
Section 1.5.7 hereof.

    1.5.7 No fractional shares of Medtronic Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, shall be issued upon the surrender for exchange of Certificates, no dividend or distribution of Medtronic shall relate to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any rights of a shareholder of Medtronic. All fractional shares of Medtronic Common Stock to which a holder of Electromedics Common Stock immediately prior to the Effective Time would otherwise be entitled, at the Effective Time, shall be aggregated. If a fractional share results from such aggregation, then (in lieu of such fractional share) the Exchange Agent shall pay to each holder of shares of Electromedics Common Stock who otherwise would be entitled to receive such fractional share of Medtronic Common Stock an amount of cash (without interest) determined by multiplying (i) the Average Market Price by (ii) the fractional share of Medtronic Common Stock to which such holder would otherwise be entitled. Medtronic will make available to the Exchange Agent, without regard to any other cash being provided to the Exchange Agent, any cash necessary for this purpose.

    1.5.8 In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate, upon the making of an affidavit of that fact by the holder thereof, such shares of Medtronic Common Stock and/or cash as may be required pursuant to this Article 1; PROVIDED, HOWEVER, that Medtronic may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to deliver a bond in such sum as it may direct as indemnity against any claim that may be made against Medtronic or the Exchange Agent with respect to the Certificate alleged to have been lost, stolen or destroyed; and PROVIDED, FURTHER, that the shares represented by such Certificates shall be deemed to be Electromedics Non-Electing Shares unless the holder thereof shall have made such affidavit and properly submitted a Form of Election, in accordance with the provisions of
Section 1.3.3, on or before the Election Deadline.

    1.5.9 Each person entitled to receive shares of Medtronic Common Stock pursuant to this Article 1 shall receive together with such shares the number of Medtronic Common Stock Purchase Rights (pursuant to the Rights Agreement dated as of June 27, 1991, between Medtronic and Norwest Bank Minnesota, N.A., the "Medtronic Rights Plan") per share of Medtronic Common Stock equal to the number of Medtronic Common Stock Purchase Rights associated with one share of Medtronic Common Stock on the Effective Time.

    1.6  DISSENTING SHARES.

    1.6.1 Notwithstanding any provision of this Agreement to the contrary, each outstanding share of Electromedics Common Stock, the holder of which has demanded and perfected its right for appraisal of such shares in accordance with Colorado Law (the "Appraisal Laws") and, as of the Effective Time, has not effectively withdrawn or lost such right to appraisal ("Dissenting Shares"), shall not be converted into or represent a right to receive the Medtronic Common Stock or cash into which Electromedics shares are converted pursuant to Section 1.2, but the holder thereof shall only be entitled to such rights as are granted by the Appraisal Laws.

    1.6.2 Notwithstanding the provisions of Section 1.4.1, if any holder of shares of Electromedics Common Stock who demands appraisal of such shares under the Appraisal Laws shall effectively withdraw or lose (through failure to perfect or otherwise) his right to appraisal, at or prior to the Election Deadline, then the shares of Electromedics Common Stock of such holder shall be converted into a right to receive Medtronic stock or cash in accordance with the applicable provisions of this Agreement, including Section 1.3. If such holder shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such payment after the Election Deadline, each share of Electromedics Common Stock of such holder shall be treated in the same manner as Non-Electing Electromedics Shares under Section 1.4.5 hereof.

    1.6.3 Electromedics shall give Medtronic (i) prompt written notice of any notice of intent to demand fair value for any shares of Electromedics Common Stock, withdrawals of such notices and any other instruments served pursuant to the Appraisal Laws or any other provisions of Colorado Law and received by Electromedics and (ii) the opportunity to conduct jointly all negotiations and proceedings with respect to demands for fair value for shares of Electromedics Common Stock under the Appraisal Laws. Electromedics shall not, except with the prior written consent of Medtronic, voluntarily make any payment with respect to any demands for fair value for shares of Electromedics Common Stock or offer to settle or settle any such demands.

    1.7 ADJUSTMENTS. In the event that, subsequent to the date of this Agreement but prior to the Effective Time of the Merger the outstanding shares of Medtronic Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities and such increase, decrease, change or exchange shall have been effected through a stock dividend, stock split, reverse stock split, exchange or similar action, then an appropriate and proportionate adjustment shall be made in the manner in which the Conversion Ratio and all per share price amounts are calculated hereunder.

    1.8  STOCK OPTIONS.

    1.8.1 Electromedics shall cause each outstanding option (the "Options") under the Stock Option Plans (as defined in Section 3.6) to vest at such time prior to the Effective Time as Electromedics deems appropriate. Electromedics may make any acceleration of Options and any exercise of Options accelerated under this Section 1.8 subject to consummation of the Merger, and any holder of an Option may make any exercise of the Option subject to consummation of the Merger by so specifying to Electromedics in writing upon exercise of such Option. Electromedics shall cause any such option not so exercised to terminate at or before the Effective Time, in accordance with the terms of the Stock Option Plans.

    1.8.2 Electromedics may make interest-free loans or similar financial assistance to enable holders of the Electromedics Options to exercise such Options prior to the Effective Time. Any such loan or similar financial assistance may be made by Electromedics only within the 30 day period prior to the Effective Time and shall be repaid to Electromedics by an optionee receiving such assistance from the cash received by such optionee in the Merger. Any Stock Election submitted by such optionee shall be decreased, and such optionee's Cash Election correspondingly increased, to provide sufficient cash from the Merger to repay such loan.

2.  CLOSING; CLOSING DATE

    Unless this Agreement shall have been terminated and the Merger herein contemplated shall have been abandoned pursuant to a provision of Section 9 below, a closing (the "Closing") will be held on a date mutually acceptable to Medtronic and Electromedics as soon as practicable after the Electromedics Shareholders Meeting referred to in Section 5.2 hereof and the obtaining of all consents and approvals referred to in Sections 5.5 and 6.2 hereof, at the offices of Holme Roberts & Owen LLC in Denver, Colorado, commencing at 10:00 a.m. Mountain Time, but in no event shall the Closing occur beyond May 31, 1994. At such time and place, the documents referred to in Sections 7 and 8 hereof will be exchanged by the parties and, immediately thereafter, the Articles of Merger will be filed by Merger Subsidiary and Electromedics with the Secretaries of State of the States of Colorado and Minnesota. The date on which the Closing occurs is hereinafter referred to as the Closing Date.

3.  REPRESENTATIONS AND WARRANTIES OF ELECTROMEDICS

    Electromedics represents and warrants to Medtronic as set forth below. Such representations and warranties are qualified by Electromedics execution and delivery of the St. Jude Agreement and any dispute that may arise thereunder.

    3.1 CORPORATE EXISTENCE AND POWER. Electromedics and each of its subsidiaries, referenced in Schedule 3.1, is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers required to carry on its business as now conducted or as currently proposed. References in this Section 3 to Electromedics shall include Electromedics and its subsidiaries. Electromedics and each of its subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, results of operations, financial condition or prospects of Electromedics and its subsidiaries taken as a whole (a "Material Adverse Effect"). Electromedics has delivered to Medtronic true and complete copies of Electromedics' and each of its subsidiaries' Articles of Incorporation and Bylaws, as currently in effect. Electromedics has three subsidiaries and, except with respect to such subsidiaries, does not, directly or indirectly, own or have the power to vote, or to exercise a controlling influence with respect to, any securities of any class of any person, the holders of which class are entitled to vote for the election of directors (or persons serving similar functions) of such person.

    3.2 CORPORATE AUTHORIZATION. Electromedics has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by Electromedics' Board of Directors and no other corporate proceedings on the part of Electromedics are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions so contemplated (subject to the approval and adoption of this Agreement and the transactions contemplated hereby by the shareholders of Electromedics required in accordance with Colorado Law and the Articles of Incorporation and Bylaws of Electromedics).

    3.3  GOVERNMENTAL AUTHORIZATION: CONSENTS.

    3.3.1 The execution, delivery and performance by Electromedics of this Agreement and the consummation of the Merger by Electromedics require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than (i) the filing of Articles of Merger in accordance with Colorado Law and the MBCA; (ii) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"); (iii) compliance with any applicable requirements of the Securities Act of 1933 (the "1933 Act") and the Securities Exchange Act of 1934 (the "1934 Act"); and (iv) compliance with any applicable state securities or Blue Sky laws.

    3.3.2 Except as disclosed in Schedule 3.3.2, no consent, approval, waiver or other action by any person under any contract, agreement, indenture, lease, instrument or other document to which Electromedics is a party or by which it is bound is required or necessary for the execution, delivery and performance of this Agreement by Electromedics or the consummation of the transactions contemplated hereby.

    3.4 NON-CONTRAVENTION. Except as disclosed in Schedule 3.4, the execution, delivery and performance by Electromedics of this Agreement and the consummation by Electromedics of the transactions contemplated hereby do not and will not (i) contravene or constitute a default under or give rise to a penalty or right of termination, cancellation or acceleration of any right or obligation of Electromedics or to a loss of any benefit to which Electromedics is entitled under (A) any provision of applicable law or regulation (assuming compliance with the matters referred to in Section 3.3); (B) the Articles of Incorporation or Bylaws of Electromedics; (C) any material agreement, contract, plant, lease, arrangement or commitment; or (D) any judgment, injunction, order, decree, administrative interpretation, award or other instrument binding upon Electromedics, or (ii) result in the creation or imposition of any Lien on any asset of Electromedics. For purposes of this Agreement, "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, restriction on transfer or encumbrance of any kind in respect of such asset.

    3.5 BINDING EFFECT. This Agreement constitutes a legal, valid and binding agreement of Electromedics enforceable against Electromedics in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies.

    3.6 CAPITALIZATION. The authorized capital stock of Electromedics consists of 50,000,000 shares of Electromedics Common Stock. As of November 30, 1993, (i) 14,004,747 shares of Electromedics Common Stock were outstanding, (ii) employee and director stock options to purchase an aggregate of 783,000 shares were outstanding, and (iii) 446,951 shares of Electromedics Common Stock were held in treasury and 13,517 shares of stock were committed for issuance pursuant to the Electromedics Employee Stock Purchase Plan. All outstanding shares of Electromedics Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. Except for the plans referenced in Schedule 3.6 hereto (collectively, the "Stock Option Plans"), no plans, agreements or other arrangements pursuant to which any options, warrants or other rights to acquire Electromedics Common Stocks are outstanding. True and complete copies of the Stock Option Plans have been delivered to Medtronic. Except as set forth in this Section and on Schedule 3.6, there are outstanding (i) no shares of capital stock or other voting securities of Electromedics, (ii) no securities of Electromedics convertible into or exchangeable for shares of capital stock or voting securities of Electromedics, and (iii) no options or other rights to acquire from Electromedics, and no obligation of Electromedics to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Electromedics (collectively "Electromedics Securities"). There are no outstanding obligations of Electromedics to repurchase, redeem or otherwise acquire any Electromedics Securities.

    3.7  FINANCIAL STATEMENTS AND SEC FILINGS.

    3.7.1   Electromedics has delivered to Medtronic true and complete copies of
(i) its annual reports on Form 10-K for its fiscal years ended December 31, 1990, 1991 and 1992, (ii) its quarterly reports on Form 10-Q for its fiscal quarters ended March 31, 1991, 1992 and 1993, June 30, 1991, 1992 and 1993 and
September 30, 1991, 1992 and 1993, (iii) its proxy or information statements relating to all meetings of, or actions taken without a meeting by, the shareholders of Electromedics held since December 31, 1990, and (iv) all of its other reports or registration statements filed with the Securities and Exchange Commission (the "SEC") since December 31, 1990. The reports and statements so delivered are referred to collectively in this Agreement as the "SEC Filings." As of their respective dates, the SEC Filings (including all exhibits and schedules thereto and documents incorporated by reference therein) did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. Electromedics has delivered to Medtronic's counsel copies of all statements on Schedule 13D and Schedule 13G known to Electromedics which had been filed with the SEC since January 1, 1990 with respect to capital stock of, Electromedics pursuant to the 1934 Act. Without limiting the generality of the foregoing, Electromedics has delivered to Medtronic its audited financial statements included within the SEC Filings for fiscal years ended December 31, 1990, 1991 and 1992, its most recently completed fiscal years (the "Audited Financial Statements") and all interim quarterly financial statements for fiscal year to date 1993 (the "Interim Financial Statements") (collectively, the "Financial Statements"). The audited financial statements and unaudited interim financial statements of Electromedics included or incorporated by reference in the SEC Filings (i) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto); (ii) complied as of their respective dates in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto; and (iii) fairly present the financial position of Electromedics as of the dates thereof and the income and cash flows for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments).

    3.8 MATERIAL EVENTS. Except as disclosed in Schedule 3.8 or as otherwise set forth in the Financial Statements, after September 30, 1993 (unless otherwise set forth below), there has not been:

        3.8.1  Any Material Adverse Effect;

        3.8.2 Discharge or satisfaction of any Lien other than those then required to be discharged or satisfied, or paid any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, other than current liabilities shown on the Financial Statements and current liabilities incurred since September 30, 1993, in the ordinary course of business and consistent with its prior practice;

        3.8.3 Any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of
    Electromedics,  or  any  repurchase,  redemption  or  other  acquisition  by
    Electromedics of any outstanding shares of capital stock or other Electromedics Securities;

        3.8.4 Any alteration in any material term of any outstanding security of Electromedics;

        3.8.5 Any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of Electromedics which, in the aggregate, has had or might reasonably be expected to have, a Material Adverse Effect;

        3.8.6 Any change in any method of accounting or accounting practice by Electromedics, except for any such change required by reason of a concurrent change in generally accepted accounting principles;

        3.8.7 Any labor dispute, other than routine individual grievances, or, to Electromedics' knowledge, any activity or proceeding by a labor union or representative thereof to organize any employees of Electromedics or any lockouts, strikes, slowdowns, work stoppages or, to Electromedics knowledge, threats thereof by or with respect to such employees;

        3.8.8 Any transaction or commitment made by Electromedics relating to its assets or business (including the acquisition or disposition of any assets), cancellation or compromise of any debt or claim, or waiver or release of any right or any relinquishment of any contract or other right material to Electromedics taken as a whole, other than transactions and commitments in the ordinary course of business or those contemplated by this Agreement;

        3.8.9 Any (i) incurrence, assumption or guarantee by Electromedics of any indebtedness other than in the ordinary course of business in amounts and on terms consistent with past practices, (ii) issuance or sale of any securities convertible into or exchangeable for debt securities of Electromedics, or (iii) issuance or sale of options or other rights to acquire from Electromedics, directly or indirectly, debt securities of Electromedics or any securities convertible into or exchangeable for any such debt securities;

        3.8.10 Any creation or assumption of any Lien by Electromedics on any asset of Electromedics other than any Liens which, in the aggregate, would not have a Material Adverse Effect;

        3.8.11 Any grant of any severance or termination pay to any officer, employee or director of Electromedics, any entering into of any employment, deferred compensation or other similar agreement with any officer, employee or director of Electromedics or any increase in benefits payable under any existing severance or termination pay policies or employment agreements, or any increase in compensation, bonus or other benefits payable to officers, directors or employees of Electromedics, other than any grants or increases in the ordinary course of business consistent with past practice;

        3.8.12 Any acceleration of vesting provisions of outstanding options and shares granted under Electromedics' Stock Option Plans, except pursuant to the terms of such outstanding options and plans or as contemplated by this Agreement;

        3.8.13  Any notice or threat  of termination of any contract  (including
    without   limitation,  any   distributorship  agreement),   lease  or  other
    agreement;

        3.8.14 Any transfer or grant of any rights under, or settlement regarding the breach or infringement of, any United States or foreign license, patent, copyright, trademark, trade name, invention or similar rights, or modified any existing rights with respect thereto;

        3.8.15 Any direct or indirect payments (other than compensation paid in the ordinary course of Electromedics' business), or any material change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or paid or agreed or orally promised to pay, conditionally or otherwise, to any current or former shareholder, director, officer, employee, salesperson, distributor or agent;

        3.8.16 Any material increase or decrease in the quantity of items of inventory not consistent with its prior practice and prudent business practices prevailing in the industry, or any purchase commitment in excess of the normal, ordinary and usual requirements of Electromedics business, or any change in Electromedics' selling, pricing, advertising or personnel practices inconsistent with its prior practice;

        3.8.17 Any action taken by the United States Food and Drug Administration (the "FDA") or other foreign regulatory authority, excluding observations of inspectors which have not been acted upon by the FDA, which would have a Material Adverse Effect; and

        3.8.18 Any agreement or any commitment to take any of the types of action described in Sections 3.8.1 through 3.8.17 above.

    3.9   TITLE TO PROPERTIES;  LIENS.  Except as set  forth in paragraph (a) of
Schedule 3.9, Electromedics has good and marketable title to all of its real properties material to the business, results of operations, financial condition or prospects of Electromedics, in fee simple absolute (except for leasehold interests, easements, licenses and other incorporeal hereditaments, in which case the entity directly holding such interest has a valid interest), and has good title to all of its other assets material to the business, results of operation, financial condition or prospects of Electromedics, subject, in each case, only to (i) statutory Liens not delinquent or the validity of which is being contested in good faith by appropriate proceedings, (ii) Liens disclosed or reflected in the Financial Statements, (iii) Liens for taxes not yet delinquent or the validity of which is being contested in good faith by appropriate proceedings, and (iv) Liens and imperfections of title and encumbrances, if any, which, individually or in the aggregate, do not have a Material Adverse Effect. Except as set forth in paragraph (b) of Schedule 3.9, no lender or any other person or entity has or will have any recourse against Electromedics as a result of Electromedics vacating and abandoning to such entity title and possession of any of its facilities or property.

    3.10 LITIGATION. Except as described in paragraph (a) of Schedule 3.10, there is no action, suit, proceeding or, to the knowledge of Electromedics, any investigation pending against, or, to the knowledge of Electromedics, threatened against or affecting, Electromedics or any of its respective properties before any court or arbitrator or any governmental body, agency or official. None of the actions, suits, claims, proceedings or investigations set forth in paragraph
(a) of Schedule 3.10 (except as specifically stated thereon), individually or together with any other, will have a Material Adverse Effect or will result in any order, judgment, injunction, award or decree of any court, governmental or regulatory body or arbitration tribunal that is not adequately reserved against on the Financial Statements. The matters set forth in paragraph (a) of Schedule
3.10 include all trademark infringement or other intellectual property claims, and all product liability claims or claims related to products sold or purportedly sold by Electromedics, against or involving Electromedics and any products or product lines Electromedics sells or for which it acts as a distributor or manufacturer's representative. All such product liability claims currently pending or, to Electromedics' knowledge, threatened against Electromedics are fully covered by insurance, subject to applicable deductibles. There are no actions, suits or claims or legal, administrative or arbitral proceedings pending or, to the knowledge of Electromedics, threatened that would give rise to any right of indemnification on the part of any director or officer of Electromedics, or the heirs, executors or administrators of such director or officer, against Electromedics or any successor to the business of Electromedics.

    3.11 TAXES. Except as set forth in paragraph (a) of Schedule 3.11, the statute of limitations for the assessment of federal income taxes has expired for all federal income tax returns of Electromedics or its predecessor through the fiscal year ended December 31, 1989. As of the date hereof, except as set forth on Schedule 3.11, Electromedics is not currently being audited by any tax authority. Electromedics has filed all returns for Taxes, as defined below, that it is required to file through the date hereof, and shall, on or before the Effective Time, prepare and file, in a manner consistent with prior years, all returns for Taxes that it is required to file on or before the Effective Time. Each of the federal, state, and local income tax returns heretofore filed by Electromedics correctly and accurately reflects the amounts of all items of income, deduction, gain, loss, or credit required to be reported thereon (other than any such item arising as a result of audit adjustments not material in the aggregate and for which liability is adequately reserved for by Electromedics in the Financial Statements). Electromedics has timely paid or made provision for all Taxes that have been shown as due and payable on the returns that have been filed. Electromedics has made or will make provision for all Taxes payable for any periods that end before the Effective Time for which no returns have yet been filed and for any periods that begin before the Effective Time and end after the Effective Time to the extent such Taxes are attributable to the portion of any such period ending at the Effective Time. The charges, accruals and reserves for taxes reflected on the books of Electromedics are adequate to cover the Tax liabilities accruing or payable by Electromedics in respect of periods prior to the Effective Time. Electromedics is not delinquent in the payment of any Taxes, nor has Electromedics requested any extension of time within which to file or send any return, which return has not since been filed or sent. Except as disclosed in paragraph (b) of Schedule 3.11, no deficiency for any Taxes has been proposed, asserted or assessed in writing against Electromedics and Electromedics does not know of any other unassessed Tax deficiency threatened or proposed against Electromedics. Except as disclosed in paragraph (c) of Schedule 3.11, Electromedics has not been granted any extension of the limitation period applicable to any Tax claims. Electromedics is not, nor has Electromedics been, a party to any tax sharing agreement with any corporation. Paragraph (d) of Schedule 3.11 sets forth all federal tax elections under the Code that are or will be in effect with respect to any tax year of Electromedics, including without limitation the tax year ended December 31, 1992, and ending at the Effective Time. "Tax" means with respect to any person
(i) any net income, gross income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profit tax, custom duty or other tax, governmental fee, or other like assessment or charge of any kind whatsoever, together with any interest and any penalty, addition to tax or additional amount imposed by any taxing authority (domestic or foreign) on such person and (ii) any liability of Electromedics for the payment of any amount of the type described in the immediately preceding clause (i) as a result of being a member of an affiliated or combined group, or as a result of any spin off, distribution or other reorganization related to the disposition of any assets or business of Electromedics. Electromedics has not, for the 5-year period preceding the Effective Time; been a United States real property holding corporation within the meaning of Section 897(c) (2) of the Code. Electromedics has heretofore delivered to Medtronic a properly executed FIRPTA exemption certificate which meets the requirements of Section 1.1445-2 of the Treasury Regulations.

    3.12  ERISA.

    3.12.1 Paragraph (a) of Schedule 3.12.1 sets forth a list identifying each "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), which is or was subject to any provision of ERISA and with respect to which Electromedics or any affiliate (as defined below) has any direct or indirect, fixed or contingent liability as of the Effective Time. Copies of such plans (and, if applicable, related trust agreements) and all written amendments thereto, summary plan descriptions thereof and any material written employee communications with respect to them have been furnished to Medtronic, together with the three most recent annual reports (Form 5500 including, if applicable, Schedule B thereto) and any annual accounting of plan assets prepared in connection with any such plan. Such plans are hereinafter referred to collectively as the "Employee Plans". For purposes of this Section, "affiliate" of any person means any other person which, together with Electromedics, is treated as a single employer under
Section 414 of the Code. The only Employee Plans which individually or collectively would constitute an "employee pension benefit plan" as defined in
Section 3(2) of ERISA (the "Pension Plans") are identified as such in the list referred to above. Except as set forth in paragraph (b) of Schedule 3.12.1, neither Electromedics nor any affiliate has terminated or caused to be terminated in whole or in part or merged any Employee Plan. Electromedics has provided Medtronic with complete age, salary, service and related data as of September 30, 1993 for employees and former employees of Electromedics and any affiliate covered as of the Effective Time under the Pension Plans.

    3.12.2   No Employee Plan constitutes a "multi-employer plan," as defined in
Section 3(37) of ERISA (a "Multi-employer Plan"); there are no reserves, assets, surpluses or prepaid premiums under any Employee Plan which is a welfare plan as defined in ERISA Section 3(1); no Employee Plan is subject to Title IV of ERISA and there are no unfunded benefit obligations that are not subject to United States law which are not accounted for by reserves shown on the Financial Statements and established under generally accepted accounting principles or otherwise noted on such Financial Statements. Neither Electromedics nor, to the knowledge of Electromedics, any disqualified person, as defined in Section 4975 of the Code, has engaged in any "prohibited transaction", as defined in Section 406 of ERISA or Section 4975 of the Code, with respect to any Employee Plan which is covered by Title I of ERISA, excluding transactions effected pursuant to a statutory or administrative exemption. Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any Employee Plan has or will make Electromedics or any affiliate, officer or director of Electromedics subject to any liability under Title I of ERISA or liable for any tax pursuant to Section 4975 of the Code.

    3.12.3 Each Employee Plan which is intended to be qualified under Section 401(a) of the Code is or was the subject of a favorable Internal Revenue Service determination with respect to such qualification, and Electromedics has furnished to Medtronic copies of the most recent such determination letters, and nothing has occurred since the date thereof that would have an adverse effect on such qualification. There are no accrued liabilities under any Employee Plan which have not been fully provided for by contributions to such Employee Plans or which are not provided for on the Financial Statements. Each Employee Plan has been maintained in compliance in all material respects with its terms and with the requirements prescribed, by any and all statutes, orders, rules and regulations, including  but  not  limited  to ERISA  and  the  Code,  which  are applicable to such Employee Plans, including without limitation those requirements necessary to maintain its qualification and the continuation of coverage requirements of Code Section 162 (i) and (k). Other than for claims in the ordinary course for benefits under the Employee Plans, there are no suits, actions, claims or proceedings pending or, to the knowledge of Electromedics, threatened which would result in any material liability with respect to any such Employee Plan.

    3.12.4 Except as set forth on Schedule 3.12.4 there is no contract, agreement, plan or arrangement covering any employee or former employee of Electromedics or any affiliate that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G or Section 162(a)(1) of the Code.

    3.12.5 Paragraph (a) of Schedule 3.12.5 sets forth a list of each employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits in effect at the Effective Time which (i) is not an Employee Plan (as defined in Section 3.12.1), (ii) is entered into, maintained or contributed to, as the case may be, by Electromedics or any of its subsidiaries and (iii) covers any employee or former employee of Electromedics or any of its subsidiaries. Such contracts, plans and arrangements as are described above, copies or descriptions of all of which have been furnished previously to Medtronic, are hereinafter referred to collectively as the "Benefit
Arrangements." Each Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such benefit Arrangement. Except as set forth in paragraph (b) of Schedule 3.12.5, Electromedics has no liability with respect to post-retirement medical or death benefits for retired employees other than coverage mandated by law or death benefits under any Pension Plan.

    3.12.6 Except as disclosed in Schedule 3.12.6, there has been no amendment to, written interpretation or announcement (whether or not written) by Electromedics or any of its affiliates relating to, or change in employee participation or coverage under, any Employee Plan or Benefit Arrangement which would increase the expense (whether or not such expense is recognized under generally accepted accounting principles) of maintaining such Employee Plan or Benefit Arrangement above the level of the expense incurred in respect thereof for the fiscal year ended on December 31, 1992.

    3.12.7 Except as disclosed in Schedule 3.12.7, with respect to any Employee Plan or Benefit Arrangement, no event has occurred, and there exists no condition or set of circumstances in connection with which Electromedics or any such plan, directly or indirectly, could be subject to any liability under ERISA, the Code or any other law, regulation or governmental order including, without limitation, ERISA section 409 or 502(i) or Code section 162(k), 4971, 4975, 4977, 4978, 4978A, 4979 or 4980. With respect to each Employee Plan and Benefit Arrangement, except as disclosed in Schedule 3.12.7: (i) Electromedics has made all payments due from it to date or has established a reasonable reserve therefor and all amounts properly accrued to date as liabilities of Electromedics which have not been paid have been properly recorded on the books of Electromedics (including without limitation the Financial Statements); (ii) no such plan which is subject to ERISA section 302 or Code section 412 has incurred any "accumulated funding deficiency" (as defined in either such section), whether or not waived.

    3.12.8 Except as disclosed in Schedule 3.12.8, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee of Electromedics or any affiliate to severance pay, supplementary unemployment compensation or any similar payment, (ii) accelerate the time of payment or vesting, or increase the amount, of any compensation due to any such employee or former employee, or (iii) constitute or involve a prohibited transaction (as defined in ERISA section 406 or Code section 4975) that is not otherwise covered by a statutory or administrative exemption.

    3.13 COMPLIANCE WITH LAWS; PERMITS. Except for violations which do not and will not have individually or in the aggregate a Material Adverse Effect, Electromedics (i) has not violated, and is not in violation of, any applicable provision of any law, statute, ordinance or regulation and (ii) would not, to the knowledge of Electromedics, be in violation of any provision of any law, statute, ordinance or regulation known to Electromedics that has been enacted or adopted but is not yet effective if it were effective at the date hereof. Electromedics, to its knowledge, has not made any illegal payment to any officer or employee of any governmental or regulatory body, or made any payment to any customer for the sharing of fees or to any customer or supplier for rebating of charges, or engaged in any other reciprocal practices, or made any illegal payment or given any other illegal consideration to any purchasing agent or other representative of customers in respect of sales made or to be made by Electromedics. Except as disclosed in paragraph (a) of Schedule 3.13, Electromedics has all licenses, permits, orders and approvals of any federal, state, local or foreign governmental or regulatory body that are material to or necessary for the conduct of the business of Electromedics (collectively,

"Permits"); such Permits are in full force and effect; no material violations are or have been recorded in respect of any Permit; and no proceeding is pending or, to the knowledge of Electromedics, threatened to revoke or limit any Permit.

    3.14 FINDERS' FEES. Except as described in Schedule 3.14, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of, Electromedics who might be entitled to any fee or commission from Electromedics or Medtronic or any of its affiliates upon consummation of the transactions contemplated by this Agreement. The amount and basis of calculation of any fee, commission or other amounts to which such investment banker, broker, finder or other intermediary may be entitled is fully set forth in Schedule 3.14 and true and complete copies of all agreements with such persons and Electromedics have been delivered by Electromedics to Medtronic.

    3.15  PATENTS, TRADEMARKS, TRADE NAMES, SERVICE MARKS AND COPYRIGHTS.

    3.15.1 Except as disclosed in paragraph (a) of Schedule 3.15.1, Electromedics owns or has the right to use all trademarks, patents, copyrights, service marks, applications there for, logos, tradenames and computer software and firmware (collectively the "Proprietary Rights") used in connection with the research, development, operation, manufacture, marketing or sale of its products and accessories. Except as disclosed in paragraph (b) of Schedule 3.15.1, any such rights held as licensee include the right to sublicense. Subject to the rights of third parties under contracts listed on Schedule 3.17, or paragraph
(c) of Schedule 3.15.1, all trade secrets (if any) of Electromedics ("Proprietary Information") have been developed independently by Electromedics, or on behalf of Electromedics by independent contractors, under circumstances and arrangements which vest in Electromedics the exclusive and unencumbered rights to such Proprietary Information (subject only to such rights as a third party may have due to its independent development of such information or obtaining such information in a manner which does not constitute or involve an act of misappropriation). To the knowledge of Electromedics, the research, development, manufacture and sale of products of Electromedics do not constitute or involve the misappropriation of trade secrets of any third party. Electromedics' rights, title and interest in and to the Proprietary Rights and Proprietary Information are free and clear of all encumbrance, Liens and rights of third parties, except as otherwise described in paragraphs (d) or (f) of
Schedule 3.15.1. Except as disclosed in paragraph (e) of Schedule 3.15.1, to Electromedics' knowledge, there are no other parties infringing the Proprietary Rights. Except as disclosed in paragraph (f) of Schedule 3.15.1, Electromedics has not granted, conveyed, licensed or assigned any rights in the Proprietary Rights or Proprietary Information to any third party. Paragraph (g) of Schedule
3.15.1 sets forth a list of all Proprietary Rights, specifying as to each, as applicable (i) the nature of such Proprietary Right; (ii) the owner of such Proprietary Right; (iii) the jurisdiction by or in which such Proprietary Right has been issued or registered or in which an application for such issuance or registration has been filed, including the respective registration or application number; and (iv) licenses, sublicenses or other agreements as to which Electromedics is a party pursuant to which any person is authorized to use such Proprietary Right, including the identity of all parties thereto. Electromedics has previously furnished or made available to Medtronic, copies of all such licenses, sublicenses or other agreements.

    3.15.2 All trademarks, copyrights and U.S. patents included in the Proprietary Rights are believed to be valid and enforceable, to Electromedics' knowledge. Electromedics has disclosed to Medtronic all material facts of which it has knowledge which bear on the validity or enforceability of any of the Proprietary Rights.

    3.15.3 Except as set forth in Schedule 3.15.3, none of the features, components or configurations (whether developed or under development) of Electromedics' products or processes are, to the knowledge of Electromedics, believed to infringe, nor has any claim been made that they may infringe, the intellectual property rights of any other party. Electromedics has not been sued or charged in writing with, or been a defendant in any claim, suit, action or proceeding relating to Electromedics' assets or business which has not been finally determined prior to the date hereof and which involves a claim of infringement of any patents, trademarks, service marks or copyrights, or claim of unfair competition.

    3.15.4  Except  as set  forth in Schedule  3.15.4, none  of the  Proprietary
Rights or Proprietary Information are subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by Electromedics or restricting the licensing thereof by Electromedics to any person.

    3.15.5 Except as set forth in Schedule 3.15.5, Electromedics has not entered into any agreement to indemnify any person against any charge of infringement of any patent, trademark, service mark or copyright.

    3.15.6 Electromedics has established reasonable safeguards to maintain the secrecy of all the Proprietary Information. Except as disclosed in Schedule
3.15.6 and to the knowledge of Electromedics, Electromedics has executed agreements respecting the non-disclosure of Proprietary Information, and the assignment of inventions with each of its employees, excluding clerical, janitorial and similar employees. To the knowledge of Electromedics, the information which Electromedics believes is Proprietary Information has not been disclosed by Electromedics or any of its affiliates to any person, entity or governmental agencies other than to employees, representatives or agencies of Electromedics and certain governmental agencies except pursuant to confidentiality agreements or protective orders (as appropriate).

    3.16  ENVIRONMENTAL MATTERS: OSHA

    3.16.1 Except as set forth on Schedule 3.16, Electromedics has obtained all permits, licenses and other authorizations which are required under federal, state, county, local and foreign laws relating to employee safety and human health, pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water, or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, record-keeping, or handling of asbestos, area formaldehyde, polychlorinated biphenyls, petroleum products, pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes (for purposes of this Agreement referred to as "Hazardous Materials" and "Environmental Laws"). Electromedics is in compliance in all material respects with all terms and conditions of such required permits, licenses and authorizations and in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder. Except as set forth in Schedule 3.16, Electromedics is not aware of, nor has it since January 1, 1990, received notice of, any events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent compliance or continued compliance with any Environmental Law or any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, recordkeeping or handling, or the emission, discharge, release or threatened release into the environment, of any Hazardous Material. Except as set forth in Schedule 3.16, Electromedics is not a party to, nor has it since January 1, 1990, received notice of, any civil, criminal or administrative action, suit, demand, claim, hearing, violation, investigation, or proceeding, whether pending or threatened, against Electromedics relating in any way to any Environmental Law or any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder. Except as set forth in Schedule 3.16, Electronics is not aware of any Hazardous Material located on or beneath the surface of any real property owned or leased by Electromedics.

    3.16.2 Electromedics is not operating its business in material violation of the Occupational Safety and Health Act of 1970, or the regulations promulgated thereunder or any similar laws or regulations of any other country. To Electromedics' knowledge, Electromedics is not, nor will it become, liable for any retroactive workers' compensation insurance premiums relating to the period of time prior to the date of this Agreement in excess of the reserves shown on its Financial Statements.

    3.17 CONTRACTS. Paragraph (a) of Schedule 3.17 sets forth a list of all of the following contracts and other agreements to which Electromedics is a party or by which Electromedics or its assets or properties are bound or subject: (i) customer contracts and agreements for the sale by Electromedics of materials or products which by their terms exceed one year or which are in dollar amounts in excess of $50,000; (ii) supply contracts, distributorship agreements and manufacturer's representative agreements; (iii) research and development agreements; (iv) employment, consulting, independent contractor, severance and indemnification agreements, arrangements or understandings, and any other agreements, arrangements or understandings, between Electromedics and any current or former shareholder, officer, director, employee, consultant, agent or other representative; (v) contracts and other agreements with any labor union or association representing any employee of Electromedics; (vi) joint venture agreements; (vii) contracts or other agreements under which Electromedics agrees to indemnify any party or to share tax liability of any party; (viii) contracts and other agreements relating to the borrowing of money; (ix) any equipment leases requiring payment by Electromedics of at least $10,000, within a given year which are not cancelable without penalty upon 90 days notice; (x) any software, patent or technology licenses; or (xi) any other material contract or other agreement whether or not made in the ordinary course of business. There have been delivered to Medtronic true and complete copies of all such contracts and other agreements set forth in paragraph (a) of Schedule 3.17. All of such contracts and other agreements are in full force and effect and Electromedics is not in default under any of them, nor, to the knowledge of Electromedics, is any other party to any such contract or other agreement in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default thereunder. Except as disclosed in paragraph (b) of
Schedule 3.17, no approval or consent of any person is needed in order that any material contracts and other agreements to which Electromedics is a party or by or to which either Electromedics or its assets or properties are bound or subject continue in full force and effect following the consummation of the transactions contemplated by this Agreement. Electromedics is not a party to any material contract to sell products or to provide services to third parties which is to be performed at a price which is less than Electromedics' full cost. To the knowledge of Electromedics, the relationships of Electromedics with its suppliers, distributors, customers, licensors, licensees and researchers are good commercial working relationships.

    3.18 REAL ESTATE. Paragraph (a) of Schedule 3.18 sets forth a summary description of all real property (including warehouses) owned or leased by Electromedics together with encumbrances on Electromedics' interest. Such leases, subleases and other agreements are in full force and effect and neither Electromedics nor, to the knowledge of Electromedics, any other party thereto is in default or has received any notice of default thereunder. Except as described in paragraph (a) of Schedule 3.18, Electromedics does not own any real property or buildings or structures located on real property. Except as disclosed in paragraph (b) of Schedule 3.18, the real estate interests of Electromedics are not subject to any Lien, and Electromedics enjoys a right of quiet possession as against any Lien on the property. To Electromedics' knowledge, except as set forth in paragraph (c) of Schedule 3.18, all buildings and other structures located on such real property are (A) in good operating condition and repair, normal wear and tear excepted and (B) adequate for the uses to which they are being put. Electromedics has not received any notice nor has any knowledge of any pending, threatened or contemplated condemnation proceeding affecting the real property owned or leased by Electromedics or any part thereof or of any sale or other disposition of such real property or any part thereof in lieu of condemnation.

    3.19 MATERIAL OBLIGATIONS. Except as disclosed on Schedule 3.19 or another Schedule to this Agreement, Electromedics does not have any material liabilities or obligations, absolute or contingent

(individually or in the aggregate) except (i) the liabilities and obligations set forth in the Financial Statements; (ii) liabilities and obligations which have been incurred subsequent to September 30, 1993, in the ordinary course of business which are usual and normal in amount, both individually and in the aggregate; and (iii) liabilities and obligations under a lease for its principal offices and leases for equipment, and liabilities and obligations under sales, procurement and other contracts and arrangements entered into in the ordinary course of business.

    3.20  ELECTROMEDICS PRODUCTS; REGULATION.

    3.20.1 Except as disclosed in paragraph (a) of Schedule 3.20.1, since January 1, 1990 there are no statements, citations or decisions by any governmental or regulatory body that any product produced, manufactured, marketed or distributed at any time by Electromedics ("Electromedics Products") is defective or fails to meet any applicable requirements or standards promulgated by any such governmental or regulatory body. Except as disclosed in paragraph (b) of Schedule 3.20.1, since January 1, 1990 there have been no recalls voluntarily undertaken by Electromedics or ordered by any such governmental or regulatory body with respect to any Electromedics Product. Except as disclosed in paragraph (c) of Schedule 3.20.1, to the knowledge of Electromedics, there is (i) no fact relating to any Electromedics Product that may give rise to a recall of any Electromedics Product or a duty to warn of defect in any Electromedics Product; and (ii) no latent or overt design, manufacturing or other defect in any Electromedics Product.

    3.20.2 All Electromedics Products used, marketed or distributed by Electromedics in clinical investigations are subject to, and are so used, marketed or distributed by Electromedics in full compliance with, all applicable licenses registrations, approvals, clearances, and authorizations required by local, state, and federal agencies, foreign or domestic, regulating the safety, effectiveness, and market clearance of medical devices, which licenses, registrations, approval, clearances and authorizations are held by Electromedics. Those licenses, registrations, approvals, clearances, and authorizations will not be affected or impaired by the Merger. Schedule 3.20.2 lists all such licenses, registrations, approvals, clearances and authorizations obtained or held by Electromedics in its own name.

    3.20.3 Electromedics is in possession of and has provided to Medtronic all supportive materials and data substantiating representations or statements made to the FDA in Electromedics material filings therewith, including any and all testing data in the possession or under the control of Electromedics, whether or not submitted to the FDA. Electromedics further represents and warrants that Electromedics Products perform in compliance with the representations and performance specifications as contained in said filings.

    3.21 INVENTORY. The inventory (including, without limitation, finished goods, parts and supplies) of Electromedics included in the latest Financial Statements and that acquired after the date of the latest Financial Statements is or was, prior to the sale thereof, (i) in good and merchantable condition, and suitable and usable or saleable in the ordinary course of business for the purposes for which intended, (ii) is not obsolete, damaged or defective, and
(iii) has been reflected on the Financial Statements and carried on the books of account of Electromedics in accordance with generally accepted accounting principles consistently applied.

    3.22 ACCOUNTS AND NOTES RECEIVABLE. All accounts and notes receivable reflected on the Financial Statements, and all accounts and notes receivable arising subsequent to December 31, 1992, have arisen in the ordinary course of business of Electromedics, represent valid obligations due to Electromedics and, subject only to a reserve for bad debts computed in a manner consistent with past practice, have been collected or are collectible in the ordinary course of business of Electromedics in the aggregate recorded amounts thereof in accordance with their terms. All items that are required by generally accepted accounting principles to be reflected as accounts and notes receivable on the Financial Statements and on the books of account of Electromedics are so reflected.

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
    3.23 SUPPLIERS AND CUSTOMERS. Paragraph (a) of Schedule 3.23 is a complete list of Electromedics' suppliers and customers (including without limitation its distributors) with purchases and sales (as the case may be) exceeding $5,000 in the applicable period, identifying sales for calendar years 1992 and year-to-date through November 30, 1993, for the products of each such vendor and customer. Except as disclosed in paragraph (b) of Schedule 3.23, no customer or supplier has cancelled or otherwise terminated, or threatened in writing to cancel or otherwise terminate, its relationship with Electromedics during the last twelve (12) months or has during the last twelve (12) months decreased materially, or threatened to decrease or limit materially, its services, supplies or material to Electromedics or its usage or purchase of the services or products from Electromedics, as the case may be. Electromedics has not received any notification of any change in its arrangements with customers or suppliers which would have a Material Adverse Effect, nor is Electromedics aware of any indication that any of its customers, suppliers or vendors may take or omit action, nor any other material fact regarding or pertaining to its customers, suppliers or vendors, which would have a Material Adverse Effect on Medtronic after the consummation of the transactions contemplated hereby. The Merger will not, to the knowledge of Electromedics, have a Material Adverse Effect on the relationship of Electromedics with any such customer, supplier or vendor. Except as disclosed in paragraph (c) of Schedule 3.23, the Merger will not cause termination of any distributorship agreement or permit termination of any distributorship agreement without the consent of Electromedics, which consent has not and shall not be given by Electromedics without prior written permission from Medtronic.

    3.24 EMPLOYEE RELATIONS. Electromedics has delivered to Medtronic a complete list of all employees of Electromedics stating position, salary and dates of service. Schedule 3.17 lists all material independent contractor arrangements of Electromedics. None of Electromedics' employees are union members. No union organizing efforts have been conducted within the last three years or to the knowledge of Electromedics, are now being conducted with respect to the employees of Electromedics. Electromedics is not aware of any pending or threatened union activity, strike, work stoppage or other labor trouble with respect to the employees of any of the suppliers or customers of Electromedics. Electromedics is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages and hours, equal opportunity, civil rights and payroll taxes, including without limitation, the Immigration and Reform Control Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act, the Federal Age Discrimination in Employment Act and any state human rights act. Electromedics is not in receipt of a complaint, demand letter or charge issued by a federal, state or local agency which alleges a violation by Electromedics of any federal, state or local law or regulation respecting employment and employment practices, terms and conditions of employment or wages and hours. Electromedics has no knowledge of any pending or threatened claims by employees or former employees for any contract claims, intentional infliction of emotional distress, defamation or any other tort, or any claims arising from any federal, state or local law or ordinance.

    3.25 INSURANCE. Paragraph (a) of Schedule 3.25 sets forth a list and brief description of all policies or binders of fire, liability, product liability, worker's compensation, vehicular and other insurance held by or on behalf of Electromedics. Such policies and binders are valid and enforceable in accordance with their terms, are in full force and effect, and insure against risks and liabilities to the extent and in the manner deemed appropriate and sufficient by Electromedics. Electromedics is not in default with respect to any provision contained in any such policy or binder and has not failed to give any notice or present any claim under any such policy or binder in due and timely fashion. Electromedics has received no notice of cancellation or non-renewal of any such policy or binder. Electromedics has no knowledge of any inaccuracy in any application for such policies or binders, any failure to pay premiums when due or any similar state of facts that might form the basis for termination of any such insurance. Except as set forth in paragraph (b) of Schedule 3.25, the consummation of the Merger will not constitute a default under any of such policy or binder or grounds for the termination thereof.

    3.26 POTENTIAL CONFLICTS OF INTEREST. Except as disclosed in Schedule 3.26, no officer or director of Electromedics, no entity controlled by any such officer or director and no relative or spouse (or relative of such spouse) of any such officer or director:

        (i) owns, directly or indirectly, any interest in (excepting not more than 1% stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any person which is, or is engaged in business as, a competitor, lessor, lessee, customer or supplier of Electromedics;

        (ii) owns, directly or indirectly, in whole or in part, any tangible or intangible property that Electromedics uses or the use of which is necessary or desirable for the conduct of business of Electromedics;

       (iii) has any cause of action or other claim whatsoever against, or owes any amount to, Electromedics, except for claims in the ordinary course of business, such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements existing on the date hereof; or

       (iv) has made any payment of or commitment to pay any commission, fee or other amount to, or purchase or obtain or otherwise contract to purchase or obtain any goods or services from, any corporation or other person of which any officer or director of Electromedics, or a relative of any of the foregoing, is a partner or shareholder (excepting stock holdings solely for investment purposes in securities of publicly held and traded companies).

    3.27 BANK ACCOUNTS. Schedule 3.27 constitutes a full and complete list of all the bank accounts of Electromedics, together with the names of the persons authorized to draw thereon.

    3.28 MINUTE BOOKS. The minute books of Electromedics and its subsidiaries, as previously made available to Medtronic and its representatives, contain complete and accurate records of all meetings of and corporate actions or written consents by the shareholders, Boards of Directors, and committees of the Boards of Directors of Electromedics and its subsidiaries.

    3.29 ACQUISITION PROPOSAL. Except as disclosed to Medtronic, during the period from November 29, 1993 through the date of this Agreement, Electromedics has not received any proposal or inquiry which, if received after the execution of this Agreement would be required to be disclosed to Medtronic pursuant to
Section 5.8 hereof.

    3.30 FULL DISCLOSURE. To the knowledge of Electromedics, all documents, contracts, instruments, certificates, notices, consents, affidavits, letters, telegrams, telexes, statements, schedules (including Schedules to this Agreement), exhibits (including Exhibits to this Agreement) and any other papers whatsoever (collectively, "Documents") delivered by or on behalf of Electromedics in connection with this Agreement and the transactions contemplated thereby are true and complete in all material respects and authentic. No representation or warranty of Electromedics contained in this Agreement, in the Schedules hereto or in any certificate delivered to Medtronic pursuant to the requirements of this Agreement or in connection with the transactions contemplated thereby, contains an untrue statement of a fact or omits to state a fact required to be stated therein or necessary to make the statements made, in the context in which made, not materially false or misleading.

4.  REPRESENTATIONS AND WARRANTIES OF MEDTRONIC AND MERGER SUBSIDIARY

    Medtronic and Merger Subsidiary each represents, warrants and covenants to Electromedics that:

    4.1 CORPORATE AUTHORIZATION. Each of Medtronic and Merger Subsidiary has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by Medtronic's Board of

Directors and Merger Subsidiary's Board of Directors and no other corporate proceedings on the part of either Medtronic or Merger Subsidiary are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions so contemplated.

    4.2  GOVERNMENTAL AUTHORIZATION; CONSENTS.

    4.2.1 The execution, delivery and performance by Medtronic and Merger Subsidiary of this Agreement and the consummation of the Merger by Medtronic and Merger Subsidiary require no, action by or in respect of, or filing with, any governmental body, agency, official or authority other than (i) the filing of Articles of Merger in accordance with Colorado Law and the MBCA; (ii) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"); (iii) compliance with any applicable requirements of the 1933 Act and the 1934 Act; and (iv) compliance with any applicable state securities or Blue Sky laws.

    4.2.2 No consent, approval, waiver or other action by any person under any contract, agreement, indenture, lease, instrument or other document to which Medtronic is a party or by which it is bound is required or necessary for the execution, delivery and performance of this Agreement by Medtronic or Merger Subsidiary or the consummation of the transactions contemplated hereby.

    4.3   CAPITALIZATION.  The authorized capital stock of Medtronic consists of
(a) 100,000,000 shares of Common Stock with a par value of $.10 per share, of which as of November 26, 1993 there were 57,115,444 shares issued and outstanding and no shares held in Medtronic's treasury, and (b) 2,500,000 shares of Preferred Stock with a par value of $1.00 per share, of which as of the date hereof there were no shares issued and outstanding. The authorized capital stock of Merger Subsidiary consists of 1,000 shares of Merger Subsidiary Common Stock, all of which are issued and outstanding and owned by Medtronic. All issued and outstanding shares of Medtronic Common Stock and Merger Subsidiary Common Stock are, and the shares of Medtronic Common Stock to be issued and delivered in the Merger pursuant to Article 1 hereof shall be, at the time of issuance and delivery, validly issued, fully paid, nonassessable and free of preemptive rights. The shares of Medtronic Common Stock to be issued and delivered in the Merger pursuant to Article 1 hereof shall be registered under the 1933 Act and duly listed for trading on the NYSE, subject to official notice of issuance. Except as disclosed in the financial statements, or notes thereto, included in Medtronic's quarterly report on Form 10-Q for the quarter ended October 31, 1993, and except for (a) options, awards, units or other rights to purchase or acquire shares of Medtronic Common Stock pursuant to the 1990 Employees Stock Purchase Plan, the Incentive Stock Option Plan, the 1979 Nonqualified Stock Option Plan, the 1979 Restricted Stock and Performance Share Award Plan, the Bio-Medicus, Inc. 1987 Omnibus Stock Option Plan, the HemoTec, Inc. Employee Stock Option Plan, or Medtronic's Employee Stock Ownership Plan, and (b) rights issued under the Medtronic Rights Plan, there are not as of the date of this Agreement any outstanding or authorized subscriptions, options, warrants, calls, rights, commitments, restrictions, arrangements or any other agreements of any character that, directly or indirectly, (i) obligate Medtronic to issue any shares of capital stock or any securities convertible into, or exercisable or exchangeable for, or evidencing the right to subscribe for, any shares of capital stock, or (ii) call for or relate to the sale, pledge, transfer or other disposition or encumbrance by Medtronic of any shares of its capital stock.

    4.4    NON-CONTRAVENTION.    The  execution,  delivery  and  performance  by
Medtronic and Merger Subsidiary of this Agreement and the consummation by Medtronic of the transactions contemplated hereby do not and will not (i) contravene or constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of Medtronic and Merger Subsidiary or to a loss of any benefit to which Medtronic and Merger Subsidiary is entitled under (A) any provision of applicable law or regulation (assuming compliance with the matters referred to in Section 4.2); (B) the articles of incorporation or bylaws of Medtronic and Merger Subsidiary; (C) any agreement, contract, plan, lease, arrangement or commitment; or (D) any judgment, injunction, order, decree, administrative interpretation, award or other instrument binding upon Medtronic and Merger Subsidiary, or (ii) result in the creation or imposition of any Lien on any asset of Medtronic and Merger Subsidiary.

    4.5 BINDING EFFECT. This Agreement constitutes a legal, valid and binding agreement of Medtronic and Merger Subsidiary enforceable against Medtronic and Merger Subsidiary in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies.

    4.6 FINANCIAL STATEMENTS AND SEC FILINGS. Medtronic has delivered to Electromedics true and complete copies of (i) its annual reports on Form 10-K for its fiscal years ended April 30, 1991, 1992 and 1993, (ii) its quarterly reports on Form 10-Q for its fiscal quarters ended July 31, 1991, 1992 and 1993, October 31, 1991, 1992 and 1993, and January 31, 1992 and 1993, (iii) its proxy or information statements relating to all meetings of, or actions taken without a meeting by, the shareholders of Medtronic held since April 30, 1991, and (iv) all of its other reports or registration statements filed with the SEC since April 30, 1991. The reports and statements so delivered are referred to collectively in this Section as the "SEC Filings." As of their respective dates, the SEC Filings (including all exhibits and schedules thereto and documents incorporated by reference therein) do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements (the "Financial Statements" for purposes of this Article 4) of Medtronic included or incorporated by reference in the SEC Filings (i) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto); (ii) complied as of their respective dates in all respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto; and (iii) fairly present the financial position of Medtronic as of the dates thereof and the income and cash flow for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments).

    4.7 CORPORATE EXISTENCE AND POWER. Each of Medtronic and Merger Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers required to carry on its business as now conducted or as currently proposed. Each of Medtronic and Merger Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually, or in the aggregate, have a material adverse effect on the business, results of operations, financial condition, or prospects of Medtronic and its subsidiaries taken as a whole (a "Material Adverse Effect").

    4.8 MATERIAL OBLIGATIONS; MATERIAL EVENTS. Medtronic does not have any liabilities or obligations, absolute or contingent (individually or in the aggregate), that would have a Material Adverse Effect except the liabilities and obligations set forth in the Financial Statements. Except as disclosed in the Financial Statements, since October 31, 1993, there has not been any Material Adverse Effect.

    4.9 FULL DISCLOSURE. To the knowledge of Medtronic, all documents, contracts, instruments, certificates, notices, consents, affidavits, letters, telegrams, telexes, statements, schedules (including Schedules to this Agreement), exhibits (including Exhibits to this Agreement) and any other papers whatsoever (collectively, "Documents") delivered by or on behalf of Medtronic in connection with this Agreement and the transactions contemplated thereby are true and complete and authentic. No representation or warranty of Medtronic contained in this Agreement or in the Schedules hereto or in any certificate delivered to Electromedics pursuant to the requirements of this Agreement or in connection with the transactions contemplated thereby, contains an untrue statement of a fact or omits to state a fact required to be stated therein or necessary to make the statements made, in the context in which made, not materially false or misleading.

5.  COVENANTS OF ELECTROMEDICS

    Electromedics agrees that:

    5.1 CONDUCT OF ELECTROMEDICS. From the date hereof until the Effective Time, Electromedics shall conduct its business in the ordinary course consistent with past practice and will use its best efforts to preserve intact its business organization and relationships with third parties and to keep available the services of its present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the Effective Time and without the written consent of Medtronic:

        5.1.1  Electromedics will not declare, set aside or pay any dividend  or
    other   distribution  with  respect  to  any  shares  of  capital  stock  of
    Electromedics;

        5.1.2 Electromedics will not amend or alter any material term of any outstanding Electromedics securities;

        5.1.3 Electromedics will not (i) incur, assume or guarantee any debt other than in the ordinary course of business consistent with historic practices; (ii) issue or sell any securities convertible into or exchangeable for debt securities of Electromedics; or (iii) issue or sell any options or other rights to acquire from Electromedics, directly or indirectly, any debt securities of Electromedics or any securities convertible into or exchangeable for any such debt securities;

        5.1.4 Electromedics will not create, assume or incur any Lien on any material asset of Electromedics;

        5.1.5 Except for the issuance of shares pursuant to the exercise of stock options outstanding on the date hereof granted under the Stock Option Plans, Electromedics will not (i) issue or sell Electromedics securities, or
    (ii) redeem, repurchase or otherwise acquire any Electromedics securities.

        5.1.6 Electromedics will not relinquish any material contract or other material right of Electromedics, make any payment (direct or indirect) of any liability of Electromedics before the same becomes due in accordance with its terms or make any change in its operations that is in any such case material to Electromedics taken as a whole;

        5.1.7 Electromedics will not adopt any change in any method of accounting or accounting practice used by Electromedics other than by reason of a concurrent change in generally accepted accounting principles and upon the recommendation of Electromedics' independent public accountants;

        5.1.8 Except for the agreements referenced in Schedule 5.1.8, which Electromedics may amend with the prior written consent of Medtronic (which will not be unreasonably withheld), Electromedics will not (i) grant or make any severance or termination payments to any officer, director or employee of Electromedics, except pursuant to written agreements in effect on the date hereof, (ii) enter into any material employment, deferred compensation or other similar agreement (or enter into any amendment to any such existing agreement) with any officer, director or employee of Electromedics, (iii) materially accelerate or increase benefits payable under any existing severance or termination pay policies or employment agreements, or (iv) accelerate, vest, pay or provide for any material increase in compensation, bonus, or other benefits payable to officers, directors or employees of Electromedics except for normal increases to nonmanagerial employees consistent with past practice, to the extent required under existing employment and labor agreements or as set forth in Section 1.8.

        5.1.9 Electromedics will not amend its Articles of Incorporation or Bylaws;

        5.1.10 Subject to the fiduciary duties of the Board of Directors of Electromedics, Electromedics will not merge or consolidate with any person, acquire any stock or other ownership interest in any person, or the assets of any business as an entity, or liquidate, dissolve or otherwise reorganize or seek protection from creditors;

        5.1.11 Subject to the fiduciary duties of the Board of Directors of Electromedics, Electromedics will not take any action, the taking of which, or omit to take any action, the omission of which, would reasonably be expected to cause any of the representations and warranties in Section 3 to be inaccurate in any material respect at or as of any time prior to the Effective Time;

        5.1.12 Except as set forth in Schedule 5.1.12 except for the sale of inventory and the disposition of obsolete or defective equipment or other assets in the ordinary course of business, Electromedics will not sell, transfer, mortgage, or otherwise dispose of, or encumber, or agree to sell, transfer, mortgage or otherwise dispose of or encumber, any assets or properties, real, personal or mixed;

        5.1.13 Subject to the fiduciary duties of the Board of Directors of Electromedics, Electromedics will not (a) enter into any other agreements, commitments or contracts (including without limitation joint venture agreements or material license agreements) which, individually or in the aggregate, are material to Electromedics, except agreements, commitments or contracts for the purchase, sale or lease of goods or services, consistent with past practice or (b) otherwise make any material change in any existing material agreement, commitment or arrangement, except in the ordinary course of business;

        5.1.14 Except with the prior written consent of Medtronic, Electromedics will not make any investment of a capital nature either by purchase of stock or securities, contributions to capital, property transfers or otherwise, or by the purchase of any property or assets of any other individual, firm or corporation;

        5.1.15     Except   with  the   prior  written   consent  of  Medtronic,
    Electromedics will not purchase any fixed assets which, singly or in the aggregate have an installed purchase price greater than $1,800,000;

        5.1.16 Electromedics will not distribute or otherwise circulate any notices, directives or other communications directed to all or groups of customers, vendors, employees, distributors or others associated with its business without consulting with Medtronic and giving Medtronic reasonable opportunity to comment thereon; and

        5.1.17 Electromedics will not agree or commit to do any of the foregoing.

    5.2 ELECTROMEDICS SHAREHOLDERS MEETING; PROXY MATERIAL. Electromedics agrees that it shall prepare and file with the SEC under the 1934 Act, and shall use all reasonable efforts to have cleared by the SEC, and promptly thereafter shall mail to shareholders of Electromedics, a proxy statement (the "Proxy Statement"). The Proxy Statement shall be in form and substance reasonably satisfactory to Electromedics and Medtronic. The Board of Directors of Electromedics shall, subject to its fiduciary duties, recommend that the shareholders of Electromedics vote to adopt this Agreement and approve the Merger. Electromedics shall promptly take all action necessary in accordance with Colorado Law and its Articles of Incorporation and By-Laws to convene, a meeting of its shareholders (the "Electromedics Shareholders Meeting"). The shareholder vote or consent required for approval of the Merger shall be no greater than that set forth in the Colorado Law and Electromedics' Articles of Incorporation. Accordingly, Electromedics represents and warrants that the affirmative vote of the holders of record of a simple majority of the outstanding shares of Electromedics Common Stock is all that is necessary to obtain shareholder approval of the Merger. Subject to its fiduciary duties, the Board of Directors of Electromedics shall use its best efforts to solicit from shareholders of Electromedics proxies in favor of the Merger and shall take all other action necessary or, in the opinion of Medtronic, advisable to secure the vote or consent of shareholders required by Colorado Law to effect the Merger.

    5.3 ACCESS TO INFORMATION. Electromedics will give Medtronic, its counsel, financial advisors, auditors and other authorized representatives full access to the offices, properties, books and records of Electromedics and will promptly furnish to Medtronic, its counsel, financial advisors, auditors and authorized representatives such financial and operating data and other information as such persons may reasonably request and will instruct Electromedics's employees, counsel and financial advisors to fully cooperate with the other party in its investigation of the business of Electromedics; PROVIDED that no investigation pursuant to this Section shall affect any representation or warranty given by Electromedics to Medtronic hereunder.

    5.4   NOTICES  OF  CERTAIN  EVENTS.   Electromedics  shall  promptly  notify
Medtronic of:

        (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement;

        (ii)  any  notice  or  other  communication  from  any  governmental  or
    regulatory  agency  or  authority   in  connection  with  the   transactions
    contemplated by this Agreement;

       (iii) any actions, suits, claims, investigations or proceedings commenced or, to the best of Electromedics's knowledge, threatened against, relating to or involving or otherwise affecting Electromedics which relate to the consummation of the transactions contemplated by this Agreement or which, if pending on the date of this Agreement, would have been required to have been disclosed in Schedule 3.10;

       (iv) any change having a Material Adverse Effect; and

        (v) any other event or change of fact or circumstance causing any representation contained in Section 3 of this Agreement to be, as of the date of such event or change, incorrect or misleading in any material respect.

    5.5 CONSENTS APPROVALS AND FILINGS. Subject to the fiduciary duties of its Board of Directors and subject to the terms and conditions herein provided and without being required to waive any conditions herein, Electromedics will use its best efforts to obtain as promptly as possible all necessary approvals, authorizations, consents, licenses, clearances or orders of governmental and regulatory authorities required in order for Electromedics to perform its obligations hereunder.

    5.6 BEST EFFORTS. Subject to the fiduciary duties of its Board of Directors, Electromedics shall use its best efforts (a) to cause to be fulfilled and satisfied all of the conditions to the Merger to be fulfilled and satisfied by it, (b) to cause to be performed all of the matters required of it at or prior to the Effective Time and (c) to achieve full compliance with applicable law. If consent to the transaction under the HSR Act cannot be obtained because the parties have competing lines of business, Electromedics will co-operate fully with Medtronic to take such action as may be necessary to obtain such consent including selling competitive business lines or taking such other similar action as may be necessary to obtain such consent.

    5.7 DELIVERY OF SCHEDULES. Electromedics represents and warrants that prior to the date of this Agreement Electromedics has delivered to Medtronic complete Schedules called for hereby, true and complete copies of all documents or attachments referred to in such Schedules and true and complete copies of all other materials and documents which this Agreement states were to be delivered or made available to Medtronic.

    5.8 EXCLUSIVITY. In order to induce Medtronic to enter into this Agreement, Electromedics agrees that subject to the fiduciary duties of the Board of Directors of Electromedics, it will not (and Electromedics will cause its officers, directors, employees and agents not to), during the term of this Agreement, directly or indirectly, (a) take any further action to solicit, initiate or encourage any offer or indication of, interest from any person with respect to any Acquisition Proposal (as hereinafter defined), including without limitation, any such further action through any investment banker, broker, finder or other intermediary previously engaged or which may be engaged for the purpose of soliciting, initiating or encouraging such offer or indication of interest, or (b) engage in negotiations with, or disclose any non-public information relating to the businesses, assets or operations which are the subject of this Agreement or afford access to the properties, books or records of Electromedics to, any person that has made, or that Electromedics has good reason to believe may be considering making, an offer with respect to an Acquisition Proposal; provided, however, that Electromedics may furnish information concerning its business, properties or assets in response to a solicitation, indication of interest or request by another person if Electromedics has determined, after receipt of an opinion of its legal counsel or upon advice of its legal counsel confirmed by an opinion of such counsel, that Electromedics' Board of Directors has an obligation to do so. Electromedics will keep Medtronic informed of any such offer, indication or request. Electromedics shall promptly notify Medtronic of any information concerning its business, properties or assets which Electromedics shall furnish in response to such solicitation, indication of interest or request. Electromedics will promptly notify Medtronic after receipt of any offer or indication that any person is considering making an offer with respect to an Acquisition Proposal or any request for non-public information relating to the businesses, assets or operations which are the subject of this Agreement or for access to the properties, books or records of Electromedics by any person that has made, or that Electromedics has good reason to believe may be considering making, an offer with respect to any Acquisition Proposal and will keep
Medtronic informed of any such offer, indication of interest or request. Electromedics will not enter into any agreement relating to any such Acquisition Proposal for a period of three (3) business days following receipt by Medtronic of such notification by Electromedics. "Acquisition Proposal" means any proposal to (i) effect a merger or consolidation or similar transaction involving Electromedics or any of its subsidiaries, (ii) purchase, lease, or otherwise acquire ten percent (10%) or more of the assets of Electromedics or any of its subsidiaries, (iii) purchase or otherwise acquire (including by way of merger, consolidation, share exchange or similar transaction) beneficial ownership (as defined in Rule 13d-3 under the 1934 Act) of securities representing ten percent (10%) or more of the voting power of Electromedics of any of its subsidiaries, or (iv) the assignment, transfer, licensing or other disposition of, in whole or in part, the patents, patent rights, trade secrets or other technology of Electromedics or any of its subsidiaries, other than in the ordinary course of business.

    5.9 AFFILIATES' LETTERS. Prior to the Effective Time, Electromedics shall, upon advice of counsel, furnish Medtronic with a list identifying all persons who may be considered, in its opinion, at the time of the Electromedics Shareholder Meeting, to be "affiliates" of Electromedics, as that term is used in paragraphs (c) and (d) of Rule 145 under the 1933 Act (the "Affiliates"). Electromedics shall use its best efforts to cause each person who is identified as an Affiliate in the opinion referred to above to deliver to Medtronic on or prior to the Effective Time a written agreement, in the form previously approved by the parties, that such Affiliate (a) will not offer to sell, transfer or otherwise dispose of any Medtronic Common Stock issued pursuant to the Merger, except pursuant to an effective registration statement or in compliance with Rule 145 or another exemption from the registration requirements of the 1933 Act (the availability of such other exemption to be satisfactory to Medtronic's counsel), and (b) has no present intention to sell, transfer or otherwise dispose of (and does not have any short position in or agreement to sell) any of such Medtronic Common Stock.

    5.10 ST. JUDE AGREEMENT. In consideration of the agreements in Section 6.5, Electromedics shall not pay any termination fee or other amounts under the St. Jude Agreement or otherwise to SJM or its affiliates without Medtronic's prior written consent unless required to do so by a final order of a court of competent jurisdiction from which no further appeal has or can be taken, unless the failure to pay results in a lien on the assets of Electromedics.

6.  COVENANTS OF MEDTRONIC

    6.1 BEST EFFORTS. Subject to the terms and conditions herein provided and without being required to waive any conditions herein, Medtronic shall use its best efforts (a) to cause to be fulfilled and satisfied all of the conditions to the Merger to be fulfilled and satisfied by it, (b) to cause to be performed all of the matters required of it at or prior to the Effective Time and (c) to achieve full compliance with applicable law. Medtronic shall use its best efforts to make all of its warranties and representations contained in this Agreement true and correct in all material respects as at the Effective Time, with the same effect as if the same had been made and this Agreement had been dated as at the Effective Time.

    6.2 CONSENTS, APPROVALS AND FILINGS. Medtronic will use its best efforts to obtain as promptly as possible all necessary approvals, authorizations, consents, licenses, clearances or orders of governmental and regulatory authorities required in order for Medtronic to perform its obligations hereunder. If consent to the transaction under the HSR Act cannot be obtained because the parties have competing lines of business, Medtronic will co-operate fully with Electromedics to take such action as may be necessary to obtain such consent including selling competing business lines or taking such other similar action as may be necessary to obtain such consent.

    6.3 ADVICE OF CHANGES. Medtronic will promptly advise Electromedics orally and in writing of (i) any event occurring subsequent to the date of this Agreement which would render any representation or warranty of Medtronic contained in this Agreement, if made on or as of the date of such event or the Effective Time untrue, inaccurate or incomplete in any material respect and (ii) any material adverse change in the working capital, financial condition, assets, liabilities (whether absolute, accrued, contingent or otherwise), operating profits, business or prospects of Medtronic.

    6.4 DIRECTOR AND OFFICER LIABILITY. For six years after the Effective Time, Medtronic will cause the Surviving Corporation to indemnify and hold harmless the present and former officers and directors of Electromedics (a) in respect of acts or omissions occurring prior to the Effective Time to the extent provided under Electromedics' Articles of Incorporation and Bylaws in effect on the date hereof and (b) from any damage, liability, payment or expense, which shall include reasonable costs of investigation of any claim and attorney's fees, incurred by such officers or directors in connection with the claim by SJM or any affiliate of SJM that the negotiation, execution, delivery or performance of this Agreement by Electromedics (i) constitutes a breach of the St. Jude Agreement, (ii) otherwise entitles SJM or any such affiliate to payment under
Section 9.3 of the St. Jude Agreement, or (iii) entitles SJM or any such affiliate to any other rights or remedies in connection with the St. Jude Agreement or the transactions contemplated thereby; provided, that in the event any claim or claims are asserted or made within such six year period, all rights to indemnification in respect of any such claim or claims shall continue until final disposition of any and all such claims. For six years after the Effective Time, Medtronic will cause the Surviving Corporation at the Surviving Corporation's expense to provide officers and directors liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such person currently covered by each respective Electromedics' officers and directors' liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof; provided, as indicated below, Medtronic need not spend more than an amount equal to the premium amount currently in effect as of the date of this Agreement; and provided further, that in the event any claim or claims are asserted or made within such six year period, all rights to indemnification in respect of any such claim or claims shall continue until final disposition of any and all such claims. If the annual premiums of such insurance would exceed the premiums in effect as of the date of the Agreement, Medtronic shall use its best efforts to procure such level of insurance having the same coverage as in effect as of the date of the Agreement for an annual premium equal to such current premium amount. In its capacity as a shareholder of Electromedics, Medtronic releases and covenants not to sue Electromedics or any officer, director, employee or agent of Electromedics in connection with the entering into of the St. Jude Agreement by Electromedics and Electromedics' actions in complying therewith; provided, the foregoing shall not preclude Medtronic from bringing any action to render the termination fee under the St. Jude Agreement void or otherwise unenforceable, in whole or in part, or any action to challenge or defend any claims asserted by SJM in connection with the St. Jude Agreement or Electromedics' actions with respect thereto.

    6.5 INDEMNIFICATION. Each of Medtronic and Merger Subsidiary shall indemnify Electromedics and each director, officer, employee or agent of Electromedics (collectively, the "Indemnified Persons") from any claim, loss, damage, liability, payment or expense (collectively, a "Loss", which shall include reasonable costs of investigation of any claim and attorney's fees) incurred by any Indemnified Person in connection with any claim by SJM or any affiliate of SJM that the negotiation, execution, delivery or performance of this Agreement by Electromedics or any other act or failure to act by an Indemnified

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
Person in connection with the St. Jude Agreement related to the negotiation, execution, delivery or performance of the Agreement by Electromedics, (i) constitutes a breach of the St. Jude Agreement, (ii) entitles SJM or any such affiliate to payment under Section 9.3 of the St. Jude Agreement, or (iii) entitles SJM or any such affiliate to any other rights or remedies in connection with the St. Jude Agreement or the transactions contemplated thereby. To partially secure such indemnity Medtronic shall deposit the sum of $3 million into an escrow account to be held on the terms of the escrow agreement attached as Exhibit 6.5.

        6.5.1 Notwithstanding the foregoing or anything herein to the contrary, the obligation of Medtronic and Merger Subsidiary to indemnify the Indemnified Persons shall continue so long as this Agreement is in effect and shall survive any termination of this Agreement without the Merger having occurred unless, at the time of such termination, Electromedics was in material, uncured breach or noncompliance with the terms and conditions of this Agreement and such material, uncured breach or noncompliance caused Medtronic to terminate this Agreement or unless Electromedics terminated this Agreement in the exercise of its fiduciary duties or accepted another Acquisition Proposal.

        6.5.2 In the event of any claim by SJM or any affiliate of SJM for which an Indemnified Person intends to seek indemnity from Medtronic or Merger Subsidiary, the Indemnified Person shall promptly, but in no event more than ten business days following such Indemnified Person's receipt of such claim or demand, notify Medtronic of such claim or demand and the amount thereof (the "Claim Notice"). Medtronic shall have the right, by giving notice to the Indemnified Person within ten business days from the personal delivery to Medtronic of the Claim Notice, to undertake, conduct and control the defense of such claim. If Medtronic so elects to control the defense of such claim, all costs and expenses incurred by Medtronic in defending such third party claim shall be paid by Medtronic. If the Indemnified Person desires to participate in any such defense, it may do so at its sole cost and expense (it being understood that Medtronic shall be entitled to control the defense). So long as Medtronic is defending such claim, the Indemnified Person shall not settle such claim. If Medtronic so elects to control the defense of such claim, the Indemnified Person shall use all reasonable efforts to assist Medtronic in the defense of such claim and shall make available to Medtronic and its counsel access to the relevant business records and other documents and information as may be of assistance in such defense.

7.  REGISTRATION STATEMENT AND RELATED MATTERS

    7.1 PREPARATION OF THE REGISTRATION STATEMENT. Promptly after this Agreement is executed, Medtronic shall commence preparation of a registration statement on Form S-4 for filing with the SEC (the "Registration Statement"). Such Registration Statement shall contain a prospectus and proxy statement (the "Prospectus" and "Proxy Statement") which shall include information regarding Medtronic, Electromedics, the combined entity and the terms of the Merger, among other things. Neither the Registration Statement nor any amendments thereto shall be filed with the SEC unless approved by Medtronic and Electromedics, provided that such approval shall not be unreasonably withheld.

    7.2 RESALES. Medtronic shall have no obligation to file a new registration statement or a post-effective amendment to the Registration Statement covering the re-offering of Medtronic Common Stock by affiliates of Electromedics. Medtronic shall maintain the registration of the Medtronic Common Stock under the 1934 Act.

    7.3 SUBMISSION OF MATERIALS TO MEDTRONIC. In order to enable Medtronic to prepare the Registration Statement, Electromedics' shall deliver to Medtronic, promptly after the parties have executed this Agreement, its (i) audited balance sheets as of December 31, 1991 and 1992, and audited statements of income, cash flows and changes in shareholders' equity for the years ended December 31, 1990, 1991 and 1992, (ii) unaudited balance sheet as of September 30, 1993 and unaudited statements of income, cash flows and changes in shareholders' equity for the nine months ended September 30, 1992 and 1993 and (iii) all supporting footnotes and schedules for the foregoing financial statements, all of which shall be prepared (a) in accordance with generally accepted accounting principles, consistently applied, and (b) in a manner consistent with Regulation S-X. At the same time, in the case of the audited financial statements, Electromedics shall deliver to Medtronic an appropriate certification by Electromedics's independent certified public accountant and such consents of such accountants shall be required in connection with the filings of the Registration Statement. At Medtronic's request, Electromedics shall also furnish to Medtronic such financial statements and financial data regarding Electromedics, and shall use its best efforts to cause its independent public accountant to provide to Medtronic such comfort letters (dated a date within five days prior to the effective date of the Registration Statement and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement) regarding such financial statements and financial data, as Medtronic shall reasonably deem necessary or appropriate in order to assist Medtronic in preparing the Registration Statement and filing the Registration Statement with the SEC.

    7.4     BLUE  SKY.     Electromedics  shall   provide  Medtronic  with  such
documentation as Medtronic shall reasonably request in order to comply with all applicable state securities laws.

    7.5 WARRANTIES AND COVENANTS OF ELECTROMEDICS. Electromedics represents and warrants to Medtronic that the Registration Statement, insofar as it contains or incorporates by reference information pertaining to Electromedics, will comply in all material respects with the requirements of the 1933 Act and the 1934 Act, and the applicable rules and regulations adopted under said Acts, and that such information will contain no untrue statements of any material fact and will not omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Electromedics will promptly advise Medtronic in writing if at any time prior to the Effective Time of the Merger it shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Registration Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law.

    7.6   WARRANTIES  AND COVENANTS  OF  MEDTRONIC.   Medtronic  represents  and
warrants to Electromedics that the Registration Statement, insofar as it contains or incorporates by reference information pertaining to Medtronic, will comply in all material respects with the requirements of the 1933 Act and the 1934 Act, and the applicable rules and regulations adopted under said Acts, and that such information will contain no untrue statement of any material fact and will not omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Medtronic will promptly advise Electromedics in writing if at any time prior to the Effective Time of the Merger it shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Registration Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law.

    7.7 MAILINGS TO SHAREHOLDERS. After the Registration Statement is declared effective, Electromedics shall cause the Prospectus and Proxy Statement to be mailed to its shareholders at such time as Medtronic shall reasonably request and in accordance with applicable federal and state law; provided, however, that Electromedics shall not mail or otherwise furnish the Prospectus and Proxy Statement to its shareholders unless and until Medtronic and Electromedics shall have received a letter from their respective independent public accounting firms with respect thereto in form and substance reasonably satisfactory to Medtronic and Electromedics, in accordance with current Auditing Standards issued by the Auditing Standards Executive Committee of the American Institute of Certified Public Accountants and based upon procedures carried out to a specified date not earlier than five days prior to the date that the Registration Statement is declared effective by the SEC. Electromedics will not, without giving prior notice to, and without the prior approval (which shall not be unreasonably withheld) of, Medtronic, use any proxy material other than the Prospectus and Proxy Statement and any other proxy material filed with the SEC prior to or concurrently with the filing of the Prospectus and Proxy Statement.

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
8.  CONDITIONS TO THE MERGER

    8.1  CONDITIONS  TO THE  OBLIGATIONS OF  ELECTROMEDICS.   The obligation  of
Electromedics to consummate the Merger is subject to the satisfaction of the following further conditions, unless waived by Electromedics in its discretion:

        8.1.1 Medtronic and Merger Subsidiary shall have performed in all material respects all of their obligations hereunder required to be performed by them at or prior to the Effective Time;

        8.1.2 The representations and warranties of Medtronic contained in this Agreement and in any certificate or other writing delivered by Medtronic pursuant hereto shall be true in all material respects at and as of the Effective Time as if made at and as of such time;

        8.1.3 Receipt by Electromedics of a certificate signed by an officer of Medtronic to the effect set forth in Sections 8.1.1 and 8.1.2;

        8.1.4 Receipt by Electromedics of all documents it may reasonably request relating to the existence of Medtronic and Merger Subsidiary and their corporate authority for this Agreement, all in form and substance satisfactory to Electromedics;

        8.1.5 No court, arbitrator or governmental body, agency or official shall have issued any order restraining or prohibiting the effective operation of the business of Electromedics after the Effective Time and no proceeding challenging this Agreement or seeking to prohibit, alter, prevent or materially delay the Merger shall have been instituted and be pending (except for any proceedings brought by SJM or its affiliates in connection with the St. Jude Agreement);

        8.1.6 Approval of the Merger by the shareholders of Electromedics and all approvals of applications to public authorities, federal, state or local, the granting of which is necessary for the consummation of the Merger, shall have been obtained;

        8.1.7 The Registration Statement shall have become effective under the 1933 Act and shall not be subject to any "stop order," and no action, suit, proceeding or investigation by the SEC to suspend the effectiveness or qualification thereof shall have been initiated and be continuing, or have been threatened and be unresolved. Medtronic shall have received all state securities law or blue sky authorizations necessary to carry out the transactions contemplated hereby;

        8.1.8 Electromedics shall have received a written opinion addressed to Electromedics, for inclusion in the Proxy Statement, that the Merger is fair, from a financial point of view, to the shareholders of Electromedics;

        8.1.9 Electromedics shall have received an opinion, dated the Closing Date, of Deloitte & Touche, substantially to the effect that, for federal income tax purposes: (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, (ii) no gain or loss will be recognized by the holders of Electromedics Common Stock upon receipt of Medtronic Common Stock except for cash; (iii) the basis of Medtronic Common Stock received by the shareholders of Electromedics will be the same as the basis of Electromedics Common Stock exchanged therefor; and (iv) the holding period of the shares of Medtronic Common Stock received by the shareholders of Electromedics will include the holding period of the Electromedics Common Stock, provided such shares of Electromedics Common Stock were held as a capital asset as of the Effective Time of the Merger; and

        8.1.10 From the date of this Agreement, there shall have been no Material Adverse Effect with respect to Medtronic; and

        8.1.11 The shares of Medtronic Common Stock to be delivered pursuant to the Merger shall have been duly listed on the NYSE, subject to official notice of issuance.

    8.2 CONDITIONS TO THE OBLIGATIONS OF MEDTRONIC AND MERGER SUBSIDIARY. The obligations of Medtronic and Merger Subsidiary to consummate the Merger are subject to the satisfaction of the following further conditions, unless waived by Medtronic in its discretion:

        8.2.1 Electromedics shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time;

        8.2.2 The representations and warranties of Electromedics contained in this Agreement and in any certificate or other writing delivered by Electromedics pursuant hereto shall be true in all material respects at and as of the Effective Time as if made at and as of such time;

        8.2.3 Receipt by Medtronic of a certificate signed by the President of Electromedics to the effect set forth in Sections 8.2.1 and 8.2.2;

        8.2.4 Receipt by Medtronic of all documents it may reasonably request relating to the corporate authority of Electromedics for this Agreement, all in form and substance satisfactory to Medtronic;

        8.2.5 The shares of Medtronic Common Stock to be delivered pursuant to the Merger shall have been duly listed on the NYSE, subject to official notice of issuance;

        8.2.6 All actions by or in respect of, or filings with, any governmental body, agency or official, or authority referred to in or pursuant to Section 4.2.1, or required to permit the consummation of the Merger so that the Surviving Corporation shall be able to continue to carry on the business of Electromedics substantially in the manner now conducted, shall have been taken, made or obtained and Medtronic shall have received or be satisfied that it will receive evidence of all such actions;

        8.2.7 Medtronic shall have received, or be satisfied that it will receive, any consents, approvals or waivers from third parties required to consummate the Merger;

        8.2.8 No court, arbitrator or governmental body, agency or official shall have issued any order restraining or prohibiting the effective operation of the business of Electromedics after the Effective Time and no proceeding challenging this Agreement or seeking to prohibit, alter, prevent or materially delay the Merger shall have been instituted and be pending (except for any proceedings brought by SJM or its affiliates in connection with the St. Jude Agreement);

        8.2.9   Approval of  the  Merger by  the shareholders  of  Electromedics
    (together with satisfactory evidence thereof) and all approvals of applications to public authorities, federal, state or local, the granting of which is necessary for the consummation of the Merger, shall have been obtained;

        8.2.10 The Registration Statement shall have become effective under the 1933 Act and shall not be subject to any "stop order," and no action, suit, proceeding or investigation by the SEC to suspend the effectiveness or qualification thereof shall have been initiated and be continuing, or have been threatened and be unresolved. Medtronic shall have received all state securities law or blue sky authorizations necessary to carry out the transactions contemplated hereby;

        8.2.11 Medtronic shall have received from Deloitte & Touche, Electromedics' independent public accountants, a letter regarding Electromedics Financial Statements and financial data included within the Registration Statement, dated as of the effective date of the Registration Statement (the "RS Date") and addressed to Medtronic and Merger Subsidiary, in substance satisfactory to Medtronic, of the type contemplated by Auditing Standards referenced in Section 7.7 and based upon procedures carried out to a specified date not earlier than five days prior to the RS Date;

        8.2.12 Receipt by Medtronic, without expense to it, of executed originals of any and all consents, approvals, waivers and/or acknowledgments required or advisable under any lease, license, or agreement, in order to permit the consummation of the transactions provided for herein without causing or resulting in a default, event of default, acceleration event or termination event under any of such documents and without entitling any party to any of such documents to exercise any other right or remedy adverse to the interests of Medtronic thereunder. Each such consent, approval or waiver shall be in form satisfactory to counsel for Medtronic;

        8.2.13 Receipt by Medtronic of written resignations of each of the directors and officers of Electromedics, to be effective immediately after the Effective Time;

        8.2.14  [Intentionally Omitted]

        8.2.15 From the date of this Agreement, there shall have been no Material Adverse Effect with respect to Electromedics.

9.  TERMINATION

    9.1 TERMINATION. This Agreement may be terminated, and the Merger contemplated by this Agreement may be abandoned, at any time prior to the Effective Time, notwithstanding the adoption of this Agreement and the approval of the Merger by the shareholders of Electromedics:

        9.1.1 By mutual written consent duly authorized by the Board of Directors of Medtronic and by the Board of Directors of Electromedics;

        9.1.2 By either Medtronic or Electromedics if the Merger has not been consummated by May 31, 1994, except that the right to terminate this Agreement under this Section 9.1.2 will not be available to any party whose willful failure to perform any material obligation or to fulfill any material condition under this Agreement has been the proximate cause of, or resulted in, the failure of the Effective Time to occur on or before that date;

        9.1.3 By either Medtronic or Electromedics if a court of competent jurisdiction or an administrative, governmental, or regulatory authority has issued a final non-appealable order, decree, or ruling, or taken any other action, having the effect of permanently restraining, enjoining, or otherwise prohibiting the Merger;

        9.1.4 By either Medtronic or Electromedics if, at Electromedics' Shareholders Meeting, as defined in Section 5.2 (including any adjournment or postponement thereof), the requisite vote of the shareholders of Electromedics is not obtained, except that the right to terminate this Agreement under this Section 9.1.4 will not be available to any party whose willful failure to perform any material obligation or to perform any material condition under this Agreement has been the proximate cause of, or resulted in, the failure to obtain the requisite vote of the shareholders of Electromedics;

        9.1.5 By Medtronic if (i) it is not in material breach of its obligations under this Agreement and (ii) either (A) Electromedics has breached its obligations under Section 5.8 in any material respect, (B) the Board of Directors of Electromedics has recommended, approved, accepted, or entered into a definitive agreement regarding an Acquisition Proposal, as defined in Section 5.8, or (C) an Acquisition Proposal has been made and the Board of Directors of Electromedics has withdrawn or modified in a manner adverse to Medtronic its recommendation of the Merger;

        9.1.6 By Electromedics if (i) it is not in material breach of its obligations under this Agreement, (ii) the Board of Directors of Electromedics has accepted an Acquisition Proposal, and (iii) Electromedics has paid to Medtronic the Termination Fee, if required to be paid to Medtronic by Section 9.3 in the manner therein provided;

        9.1.7 By Medtronic if (i) Medtronic is not in material breach of its obligations under this Agreement and (ii) there has been (A) a material breach by Electromedics of any of its representations and warranties under this Agreement such that the conditions in Section 8.2.2 will not be satisfied or (B) a material failure by Electromedics to perform any of its obligations under this Agreement such that the conditions in Section 8.2.1 will not be satisfied, and, in both case (A) and case (B), the breach or failure cannot be cured by Electromedics within thirty calendar days following receipt by Electromedics of notice of the breach;

        9.1.8 By Electromedics if (i) Electromedics is not in material breach of its obligations under this Agreement and (ii) there has been (A) a material breach by Medtronic of any of its representations and warranties under this Agreement such that the conditions in Section 8.1.2 will not be satisfied or (B) a material failure by Medtronic to perform any of its obligations under this Agreement such that the conditions in Section 8.1.1 will not be satisfied, and, in both case (A) and case (B), the breach or failure cannot be cured by Medtronic within thirty calendar days following receipt by Medtronic of notice of the breach;

    9.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Section 9.1.1, 9.1.2 (except as set forth in the next sentence of this Section), 9.1.3, 9.1.4 (except as set forth in the next sentence), and 9.1.8, the obligation of the parties to consummate the Merger will expire, and none of the parties will have any further obligations under this Agreement, except as set forth in Sections 11.6 and 11.7. In the event of the termination of this Agreement pursuant to Sections 9.1.2 or 9.1.4 that is caused by a breach of a party or that occurs pursuant to Sections 9.1.7 or 9.1.8, the party whose breach was the basis for the termination will not be relieved from any liability for its breach, or, if applicable, its obligations pursuant to Section 9.3, and the other party will have no further obligations under this Agreement except as provided in Sections 11.6 and 11.7. In the event Electromedics pays Medtronic a Termination Fee under Section 9.3, Electromedics shall have no further liability or obligation to Medtronic, except as provided in Sections 11.6 and 11.7.

    9.3 TERMINATION FEE. In recognition of the efforts and expenses expended and incurred by Medtronic with respect to Electromedics and the opportunity Electromedics presents to Medtronic, if (i) this Agreement is terminated pursuant to Section 9.1.5 or 9.1.6 or (ii) (a) any third party makes an Acquisition Proposal or acquires 10% or more of the outstanding Electromedics Common Stock prior to the Electromedics Shareholders Meeting, (b) the requisite vote of the shareholders of Electromedics is not obtained, (c) this Agreement is terminated, and (d) within 12 months after the execution of this Agreement, (x) Electromedics enters into an agreement relating to an Acquisition Proposal or
(y) an Acquisition Proposal is consummated, then, in any such event, Electromedics will pay to Medtronic, within five business days after demand by Medtronic in the case of the occurrence of either of the events specified in clause (i) above and immediately upon the first to occur of the entering into an agreement providing for, or the consummation of, an Acquisition Proposal in the case of the events specified in clause (ii) above (by wire transfer of immediately available funds to an account designated by Medtronic for such purpose), a termination fee (the "Termination Fee") equal to $2,000,000.

10. OTHER AGREEMENTS

    10.1 VOTING OF MANAGEMENT SHARES IN ELECTROMEDICS. To induce Medtronic's execution of this Agreement, Electromedics agrees to obtain the execution of that certain form of Agreement to Facilitate Merger attached hereto as Exhibit 10.1, whereby the named members of Electromedics' management shall agree to vote their shares of Electromedics Common Stock in favor of the Merger at an Electromedics' Shareholders' Meeting called to approve the Merger.

    10.2 EMPLOYEE BENEFIT PLANS. Medtronic agrees that, following the Effective Time, the Surviving Corporation will use its best efforts to provide benefits to Electromedics employees which will, in the aggregate, be no less favorable than those currently provided by Electromedics to its employees.

    10.3 AGREEMENTS WITH KEY EMPLOYEES. Medtronic and Electromedics will use their reasonable best efforts to cause those (i) persons listed on Schedule 10.3 hereto (which Schedule shall be reasonably satisfactory to Medtronic) to enter into Noncompetition Agreements satisfactory to Medtronic, and (ii) key employees of Electromedics (as identified by Medtronic) to enter into management, employment or consulting agreements with Medtronic or Merger Subsidiary, satisfactory to Medtronic, whereby each shall commit to remain employed or otherwise engaged for a minimum period of time as specified in Schedule 10.3.

    10.4 REORGANIZATION UNDER SECTION 368 OF THE CODE. Electromedics will not, and Medtronic will not and will cause the Surviving Corporation not to, take any actions that would cause the Merger not to qualify as a "reorganization" within the meaning of Section 368 (a) (1)(A) and (a)(2)(D) of the Code. The parties shall supply to the tax advisor for Electromedics reasonable representations with respect to the Merger as may reasonably be requested by such advisor.

    10.5 ACCESS TO EMPLOYEES. From the date hereof and for a period of one year from the date of termination of this Agreement neither party shall solicit for employment or employ, without first receiving the prior written approval of the other, any employee employed by the other or any corporate or non-corporate affiliate or associate of the other; provided, however, the term "solicit for employment" shall not be deemed to include advertising in newspapers or trade publications addressed to the general public and either party may employ any person who, without other solicitation, responds to such an advertisement.

11. MISCELLANEOUS

    11.1 NOTICES. All notices, requests and other communications to any party hereunder shall be in writing and shall be given, if to Medtronic or Merger Subsidiary, to:

               Medtronic, Inc.
               7000 Central Avenue N.E.
               Minneapolis, Minnesota 55432
               FAX: (612) 574-3074
               Attention: General Counsel
               and
               Attention: Vice President, Corporate Development and Associate
                          General Counsel

               with a copy to:
               Fredrikson & Byron, P.A.
               1100 International Centre
               900 Second Avenue South
               Minneapolis, Minnesota 55402
               FAX: (612) 347-7077
               Attention: Keith A. Libbey, Esq.

       if to Electromedics, to:

               18501 East Plaza Drive
               Parker, Colorado 80134
               Attn: F. James Lynch
                    President and Chief
                    Executive Officer
               Fax: 303/840-4104 (call Kathy or Judy prior to faxing)

       with a copy to:

               Holme Roberts & Owen LLC
               1700 Lincoln #4100
               Denver, CO 80203
               Attn: Douglas R. Wright
               Fax: 303/866-0200

or such other address as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be deemed given when delivered personally, or by telecopier, or three days after such notice is mailed by registered or certified mail (return receipt requested) to the party at the address specified in this Section.

    11.2 AMENDMENT AND MODIFICATION. To the fullest extent permitted by applicable law, this Agreement may be amended, modified and supplemented with respect to any of the terms contained herein by mutual consent of the respective Boards of Directors of Electromedics, Medtronic and Merger Subsidiary, or by their respective officers duly authorized by such Boards of Directors, by an appropriate written instrument executed at any time prior to the Effective Time of the Merger.

    11.3 WAIVER OF COMPLIANCE. To the fullest extent permitted by law, each of Medtronic, Merger Subsidiary and Electromedics may, pursuant to action by its respective Board of Directors, or its respective officers duly authorized by its Board of Directors, by an instrument in writing extend the time for or waive the performance of any of the obligations of the other or waive compliance by the other with any of the covenants, or waive any of the conditions of its obligations, contained herein; provided, however, that the obtaining of the approval of the shareholders referred to in Section 8.1.6 and 8.2.9 hereof shall not be waivable. No such extension of time or waiver shall operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

    11.4 NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND AGREEMENTS. The respective representations, warranties and agreements in this Agreement will terminate at the Effective Time or upon termination of this Agreement pursuant to Section 9.1, as the case may be, except for the agreements set forth in the third and fourth sentences of Section 4.3 and Sections 5.10, 6.4, 6.5, 9.2, 9.3, 10.2, 10.4, 10.5 and 11.7, to the extent set forth therein.

    11.5   NO  THIRD  PARTY  RIGHTS.   Except  as  otherwise  provided  in  this
Agreement, nothing herein expressed or implied is intended, nor shall be construed, to confer upon or give any person, firm or corporation, other than Medtronic, Merger Subsidiary and Electromedics and their respective security holders, any rights or remedies under or by reason of this Agreement.

    11.6 CONFIDENTIALITY. The confidentiality obligations of the parties set forth in the Confidentiality Agreement between the parties dated as of August 10, 1993 are incorporated herein by reference, and the parties agree to honor and perform all obligations set forth therein.

    11.7  EXPENSES.

        11.7.1 Except as otherwise set forth in Section 9.3, each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.

        11.7.2 Medtronic and Electromedics shall share equally all expenses relating to the printing and mailing of the Registration Statement and the Prospectus and Proxy Statement, all SEC registration fees and all Blue Sky registration fees applicable to the Merger, the filing fees required under the HSR Act and the costs and fees charged by the Exchange Agent.

    11.8 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties; provided, however, that Merger Subsidiary may assign this Agreement and its rights, interests and obligations hereunder to another directly or indirectly wholly-owned subsidiary of Medtronic without the consent of Electromedics.

    11.9  GOVERNING LAWS.   This Agreement and  the legal relations between  the
parties hereto shall be governed by and constructed in accordance with the laws of the State of Colorado.

    11.10 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts and by the different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    11.11 HEADINGS AND REFERENCES. The headings of the Sections and Articles of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof. All references herein to Sections and Articles are to sections and articles of this Agreement, unless otherwise indicated.

    11.12 ENTIRE AGREEMENT. This Agreement (including the exhibits hereto, the Schedules and the documents referred to herein, all of which form a part hereof) and the Confidentiality Agreement dated August 10, 1993 contain the entire understanding of the parties hereto in respect of the subject matter contained herein and supersede all prior agreements and understandings between the parties with respect to such subject matter. There are no restrictions, promises, representations, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein or therein.

    11.13 EXCHANGE OF DOCUMENTS. Counsel to Medtronic and counsel to Electromedics have exchanged lists which the parties agree accurately reflect the documents which they have delivered and received in connection with the negotiation of this Agreement.

    11.14 PUBLICITY. Upon execution of this Agreement by Medtronic, Merger Subsidiary and Electromedics, the parties shall jointly issue a press release, as agreed upon by them. The parties shall jointly issue a press release, as agreed upon by them. The parties intend that all future statements or communications to the public or press regarding this agreement or the merger will be mutually agreed upon by them. Neither party shall, without such mutual agreement or the prior consent of the other, issue any statement or communication to the public or to the press regarding this Agreement, or any of the terms, conditions or other facts with respect to the Agreement, except as required by law or the rules of the NYSE or the NASDAQ and then only (a) upon the advice of such party's legal counsel; (b) to the extent required by law or the rules of the NYSE or the NASDAQ; and (c) upon prior notice to, and consultation with, the other party (which notice shall include a copy of the proposed statement or communication to be issued to the press or public).

    11.15 INTERPRETATION. This Agreement has been fully negotiated by the parties through their legal counsel. Accordingly, in interpreting this Agreement, the rule of interpretation requiring that documents be construed against the draftsman shall be inapplicable.

    11.16 FURTHER ASSURANCE. The parties hereto agree that each will execute and deliver to the other any and all documents in addition to those expressly provided for herein that may be necessary to carry out the provisions of this Agreement, whether before, at or after the Closing.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                          MEDTRONIC, INC.
                                          By: /s/_Michael D. Ellwein____________
                                          Its: Vice President___________________

                                          MDT ACQUISITION CORP.
                                          By: /s/_Michael D. Ellwein____________
                                          Its: Vice President___________________

                                          ELECTROMEDICS, INC.
                                          By: /s/ F. James Lynch________________
                                          Its: Chairman/Chief Executive Officer

235777 - 12/6/93 (St. Jude version)
237028 - 12/13/93
239004 - 12/17/93
239554 - 12/20/93
240163 - 12/21/93
240757 - 12/22/93
241127 - 12/23/93